                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Partners
of NHP Real Estate Companies (as defined in Note 1):

We have audited the accompanying combined balance sheets of NHP Real Estate Companies, as defined in Note 1 (the "Company"), as of December 31, 1996 and 1995 (both as restated - see Note 1), and the related combined statements of operations, changes in shareholders' equity (deficit) and partners' capital (deficit), net and cash flows for each of the three years in the period ended December 31, 1996 (as restated in 1996 and 1995 - see Note 1). These combined financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements and schedules based on our audits. We did not audit the 1996, 1995 and 1994 financial statements of certain real estate partnerships accounted for under the equity method, which represent 5 percent and 6 percent of total assets in 1996 and 1995, respectively, 7 percent and 6 percent in 1996 and 1995, respectively, of total liabilities and 26 percent, 11 percent, and 20 percent in 1996, 1995, and 1994, respectively, of net income (loss). The financial statements of these real estate partnerships were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts for these real estate partnerships, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

Certain of the reports of other auditors referred to above indicate that there is a substantial doubt about certain of the real estate partnerships' ability to continue as going concerns. However, in our opinion, the uncertainty is not material in relation to the combined financial statements.

In our opinion, based on our audits and the reports of other auditors, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company (as defined in Note 1) as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. Schedule II -- Rollforward of Allowance for Doubtful Accounts and Schedule III -- Real Estate and Accumulated Depreciation are presented for purposes of complying with the Securities and Exchange Commission's rules and are not a part of the basic combined financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic combined financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic combined financial statements taken as a whole.

                                        ARTHUR ANDERSEN LLP



Washington, D.C.,
May 5, 1997 (except with
  respect to the matters
  discussed in Note 17 and
  "Investment in Real Estate
  Partnerships" in Note 1,
  as to which the dates are
  June 3, 1997 and October 21,
  1997, respectively)

                  NHP REAL ESTATE COMPANIES (as defined in Note 1)
                            COMBINED BALANCE SHEETS

                                         DECEMBER 31,
                                ------------------------------     MARCH 31,
                                     1995            1996            1997
                                --------------  --------------  --------------
                                  (RESTATED)      (RESTATED)      (UNAUDITED)
                                                                  (RESTATED)
Assets:
  Land, buildings and
    furniture, fixtures and
    equipment, net............  $  115,398,707  $  105,920,840  $   94,923,423
  Investment in real estate
    partnerships..............      25,976,747      26,210,696      24,419,986
  Notes receivable............      17,511,219       9,465,600       9,465,600
  Insurance losses
    recoverable...............       4,522,215       4,989,950       7,920,355
  Deposits and deferred
    costs.....................       9,115,127       8,389,860       7,204,825
  Cash and cash equivalents...       8,354,833      13,912,591      11,881,985
  Investments in securities...       8,335,304       5,007,124       4,961,956
  Receivables, substantially all
    from related parties net of
    allowance for doubtful
    accounts of $500,031,
    $754,826 and $659,896 at
    December 31, 1995, 1996, and
    March 31, 1997, respectively     1,282,652       2,212,454       8,110,982
                                --------------  --------------  --------------
            Total assets......  $  190,496,804  $  176,109,115  $  168,889,112
                                --------------  --------------  --------------
                                --------------  --------------  --------------
Liabilities:
  Mortgages payable...........  $  117,764,384  $  111,214,993  $  100,011,755
  Notes payable...............       3,261,456       1,080,278       1,080,278
  Losses in excess of
    investment in real
    estate partnerships.......      27,200,731      33,182,128      32,936,972
  Insurance claims and loss
    reserves..................      15,113,683      15,667,583      21,254,934
  Accrued interest payable....       3,262,165       3,750,090       1,856,251
  Accounts payable, accrued
    expenses and other
    liabilities...............       5,889,721       6,624,159       8,678,223
  Deferred revenue and gains..       1,916,972       1,975,110       1,457,511
  Accrued lease liability.....      16,307,000      12,480,093      11,885,000
  Due to NHP Incorporated.....       3,172,029       1,122,915         689,371
                                --------------  --------------  --------------
            Total liabilities.     193,888,141     187,097,349     179,850,295
                                --------------  --------------  --------------


Minority interest...........           723,287         892,377         968,064


Shareholders' equity (deficit)
and partners' deficit, net:
  Unrealized gain on
    investments...............         701,313         352,482         302,680
  Common stock, $0.01 par value,
    10,000 shares authorized;
    10,000 shares issued and
    outstanding at December 31,
    1995, 1996, and March 31,
    1997, respectively........             100             100             100
  Additional paid-in capital..      71,593,724      71,593,724      71,593,724
  Retained earnings (deficit).     (64,013,257)    (73,595,537)    (72,413,171)
  Partners' deficit...........     (12,396,504)    (10,231,380)    (11,412,580)
                                --------------  --------------  --------------
  Total shareholders'
    equity (deficit) and
    partners' deficit,
    net......................       (4,114,624)    (11,880,611)    (11,929,247)
                                --------------  --------------  --------------
  Total liabilities and
    equity....................  $  190,496,804  $  176,109,115  $  168,889,112
                                --------------  --------------  --------------
                                --------------  --------------  --------------

                   The accompanying notes are an integral part of these
                             combined financial statements.



                    NHP REAL ESTATE COMPANIES (as defined in Note 1)

                         COMBINED STATEMENTS OF OPERATIONS

                                                         YEAR ENDED                       THREE MONTHS ENDED
                                                        DECEMBER 31,                           MARCH 31,
                                         -------------------------------------------  ---------------------------
                                             1994           1995           1996           1996           1997
                                         -------------  -------------  -------------  -------------  ------------
                                                         (RESTATED)     (RESTATED)     (UNAUDITED)   (UNAUDITED)
                                                                                       (RESTATED)    (RESTATED)
Revenues:
Rental revenues........................  $  28,487,806  $  28,625,650  $  28,161,127  $   7,220,259  $  6,729,120
Mortgage finance revenues..............        447,824      2,110,615             --             --            --
Insurance revenues, substantially all
  from related parties.................      2,978,813      3,238,968      4,793,061        996,932       445,949
Income on investment securities........        338,982        621,893      1,207,144        558,849       203,455
Interest on advances to real estate
  partnerships, substantially all from
  related parties......................      1,240,182      1,348,472      1,999,911         12,031       118,794
Partnership administrative and other
  fees, substantially all from related
  parties..............................      1,614,943      2,207,198      2,254,064        462,161       479,392
                                         -------------  -------------  -------------  -------------  ------------
Total revenues.........................     35,108,550     38,152,796     38,415,307      9,250,232     7,976,710
                                         -------------  -------------  -------------  -------------  ------------
Operating expenses:
Salaries and benefits..................      5,793,779      5,226,383      6,186,631      1,444,768     1,578,675
Other general and administrative
  expenses.............................      6,659,178      6,368,265      5,248,149      1,556,952     1,131,734
Other operating expenses...............     10,284,897     10,948,172     10,908,304      2,784,733     2,423,873
Management fee expense.................      1,304,728      1,715,444      1,314,322        326,621       340,387
Depreciation and amortization
  expense..............................      3,681,402      4,001,562      3,903,688      1,038,386       809,920
Provision for insurance claims and loss
  reserves.............................      3,015,852      2,456,131      3,971,186        980,872       381,613
Interest expense.......................     10,194,244     10,918,015     10,399,626      2,541,966     2,124,340
                                         -------------  -------------  -------------  -------------  ------------
Total operating expenses...............     40,934,080     41,633,972     41,931,906     10,674,298     8,790,542
                                         -------------  -------------  -------------  -------------  ------------



Other income (expense):
Write-down of notes receivable.........             --             --     (5,219,519)            --            --
Equity in real estate partnership
  investment income (losses), net......      1,503,655     (5,691,437)    (5,173,113)    (2,511,986)   (1,089,149)
Gain on disposition of real estate
  investments, net.....................     11,877,704      5,577,111      9,587,321        590,895     3,881,522
                                         -------------  -------------  -------------  -------------  ------------
Income (loss) before income taxes
  and minority interest................      7,555,829     (3,595,502)    (4,321,910)    (3,345,157)    1,978,541
Provision for income taxes.............             --             --             --             --            --
Income (loss) before minority
  interest.............................      7,555,829     (3,595,502)    (4,321,910)    (3,345,157)    1,978,541

Minority interest......................        (66,200)        14,846          4,754        (10,450)       22,625

                                         -------------  -------------  -------------  -------------  ------------
Net income (loss)......................  $   7,489,629  $  (3,580,656)  $ (4,317,156) $  (3,355,607) $  2,001,166
                                         -------------  -------------  -------------  -------------  ------------
                                         -------------  -------------  -------------  -------------  ------------

                        The accompanying notes are an integral part of these
                                 combined financial statements.


                    NHP REAL ESTATE COMPANIES (as defined in Note 1)

                     COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS'
                 EQUITY (DEFICIT) AND PARTNERS' CAPITAL (DEFICIT), NET

                                                                                                                 TOTAL
                                                                                                             SHAREHOLDERS'
                                                                                                                EQUITY
                                                                                                              (DEFICIT)
                                                COMMON STOCK                                                      AND PARTNERS'
                                            ---------------------     PARTNERS'     ADDITIONAL       RETAINED         CAPITAL
                                                           PAR         CAPITAL       PAID-IN         EARNINGS       (DEFICIT),
                                              SHARES      VALUE       (DEFICIT)      CAPITAL        (DEFICIT)           NET
                                             ----------  ---------  --------------  -------------  --------------  ---------------
Balance at January 1, 1994................          --  $  --      $   39,699,540  $    --        $  (57,005,681)  $ (17,306,141)
  Net income..............................                              3,822,212       --             3,667,417       7,489,629
                                             ----------  ---------  --------------  -------------  --------------  ---------------
Balance at December 31, 1994..............                             43,521,752                    (53,338,264)     (9,816,512)
  Formation of NHP Partners, Inc..........    10,000        100                                                              100
  Contribution from NHPI prior to the
    Transaction...........................                                             8,581,131                       8,581,131
  Contribution of intercompany
    receivable from the National
    Housing Partnership to NHP
    Partners, Inc.........................                            (63,012,593)    63,012,593
  Net Income (loss)(Restated).............                              7,094,337                    (10,674,993)     (3,580,656)
                                            ----------  ---------  --------------  -------------  --------------  ---------------
Balance at December 31, 1995(Restated)....    10,000        100       (12,396,504)    71,593,724     (64,013,257)     (4,815,937)
  Dividend................................                                                            (3,100,000)     (3,100,000)
  Net income (loss)(Restated).............                              2,165,124                     (6,482,280)     (4,317,156)
                                            ----------  ---------  --------------  -------------  --------------  ---------------
Balance at December 31, 1996..............    10,000        100       (10,231,380)    71,593,724     (73,595,537)    (12,233,093)
  Dividend (Unaudited)....................                                                            (2,000,000)     (2,000,000)
  Net income (loss) (Unaudited)(Restated).                             (1,181,200)                     3,182,366       2,001,166
                                            ----------  ---------  --------------  -------------  --------------  ---------------
Balance at March 31, 1997
  (Unaudited)(Restated)...................    10,000  $     100    $  (11,412,580) $  71,593,724  $  (72,413,171)  $ (12,231,927)
                                            ----------  ---------  --------------  -------------  --------------  ---------------
                                            ----------  ---------  --------------  -------------  --------------  ---------------

                        The accompanying notes are an integral part of these
                                 combined financial statements.

                               NHP REAL ESTATE COMPANIES (as defined in Note 1)

                                     COMBINED STATEMENTS OF CASH FLOWS

                                                        YEAR ENDED                        THREE MONTHS ENDED
                                                       DECEMBER 31,                           MARCH 31,
                                        -------------------------------------------  ----------------------------
                                            1994           1995           1996           1996           1997
                                        -------------  -------------  -------------  -------------  -------------
                                                        (RESTATED)      (RESTATED)    (UNAUDITED)    (UNAUDITED)
                                                                                      (RESTATED)     (RESTATED)
Cash flows from operating activities:
Net income (loss).....................  $   7,489,629  $  (3,580,656)  $ (4,317,156) $  (3,355,607) $   2,001,166
Adjustments to reconcile net income
  (loss) to net cash used in
  operating activities-
  Gain on disposition of real estate
    investments.......................    (11,877,704)    (5,577,111)    (9,587,321)      (590,895)    (3,881,522)
  (Gain) loss on disposition of
    investment in securities, net.....             --        (30,823)      (484,836)       334,643        (12,369)
  Depreciation and amortization.......      3,681,402      4,001,562      3,903,688      1,038,386        809,920
  Write-down of notes receivable......             --             --      5,219,519             --             --
  Amortization of deferred financing
    costs.............................        189,053        318,489        301,739         75,779         76,483
  Equity in real estate partnership
    investment (income) losses, net...     (1,503,655)     5,691,437      5,173,113      2,511,986      1,089,149
  Minority interest...................         66,200        (14,846)        (4,754)        10,450        (22,625)
  Reduction in accrued lease
    liability.........................     (1,150,000)      (967,873)    (3,826,907)      (409,000)      (595,093)
  (Increase) decrease in receivables,
    net...............................       (320,284)       464,812     (3,003,218)    (7,862,143)    (6,700,914)
  (Increase) in insurance losses
    recoverable.......................       (669,154)    (1,248,386)      (467,735)      (703,678)    (2,930,405)
  (Increase) decrease in deposits and
    deferred costs....................       (875,485)    (1,819,181)       525,658        278,369        966,155
  Increase (decrease) in accrued
    interest payable..................      1,066,401      3,062,794      1,037,825        (88,931)      (210,191)
  Increase (decrease) in accounts
    payable, accrued expenses and other
    liabilities.......................      1,254,059     (2,355,139)     1,234,989       (232,830)     2,851,742
  (Decrease) increase in deferred
    revenue and gains.................       (838,214)       100,483         59,729      2,955,320       (517,599)
  Increase in insurance claims and loss
    reserves..........................      1,639,865      1,244,716        553,900      3,957,172      5,587,351
                                        -------------  -------------  -------------  -------------  -------------
    Net cash used in
      operating activities............     (1,847,887)      (709,722)     (3,681,767)   (2,080,979)    (1,488,752)
                                        -------------  -------------  -------------  -------------  -------------
Cash flows from investing activities:
Investments in securities.............     (4,611,998)    (4,926,410)    (1,316,461)      (405,122)       (73,192)
Proceeds from sales/maturities of
  investments.........................             --      1,957,012      4,795,994      1,710,233         80,927
Investments in real estate
  partnerships-
  Proceeds from dispositions/
    refinancings......................     11,696,020      3,703,866     13,484,605        337,238      2,578,739
  Return of investment/distributions..      2,321,311      1,246,852      3,460,868        335,564        518,501
  Investments in continuing real
    estate partnerships...............     (4,917,166)    (2,276,788)    (3,272,240)    (1,707,080)    (1,208,372)
  New acquisitions....................             --     (8,792,847)    (1,689,246)    (1,348,246)            --
Payments received on notes receivable.             --             --      2,826,100             --             --
(Payments to) proceeds from joint
  ventures and other investments......        (62,309)     2,274,789         46,265         47,297        213,564
(Decrease) increase in minority
  interest............................       (822,006)       290,427        (18,569)            --             --
Purchase of fixed assets..............     (2,105,991)    (1,832,585)      (711,221)      (178,552)       (15,239)
                                        -------------  -------------  -------------  -------------  -------------
    Net cash provided by (used in)
      investing activities............      1,497,861     (8,355,684)    17,606,095     (1,208,668)     2,094,928
                                        -------------  -------------  -------------  -------------  -------------

                     The accompanying notes are an integral part of these
                              combined financial statements.

                           NHP REAL ESTATE COMPANIES (as defined in Note 1)

                                  COMBINED STATEMENTS OF CASH FLOWS
                                            (Continued)

                                                        YEAR ENDED                        THREE MONTHS ENDED
                                                       DECEMBER 31,                           MARCH 31,
                                        -------------------------------------------  ----------------------------
                                            1994           1995           1996           1996           1997
                                        -------------  -------------  -------------  -------------  -------------
                                                                                      (UNAUDITED)    (UNAUDITED)
Cash flows from financing activities:
  Proceeds from (repayment of)
    borrowings, net...................  $  (1,615,254) $  (1,445,217) $  (1,022,463) $     100,436  $    (203,238)
  Net borrowings/(repayments)
    from/(to) related parties.........             --      1,683,624     (2,181,178)    (1,050,646)            --
  Dividends paid......................             --             --     (3,100,000)            --     (2,000,000)
  Distributions to minority partners..        (55,990)       (91,046)       (13,815)            --             --
  Net borrowings/(repayments)
   from/(to) NHP Incorporated.........             --      3,037,993     (2,049,114)     2,696,202       (433,544)
  Contribution from
    NHPI prior to
    the Transaction...................             --      8,553,830             --             --             --
  Pre-Transaction activity with NHP
    Incorporated......................     (1,714,018)    (1,450,567)            --             --             --
                                        -------------  -------------  -------------  -------------  -------------
      Net cash (used in) provided by
        financing activities..........     (3,385,262)    10,288,617     (8,366,570)     1,745,992     (2,636,782)
                                        -------------  -------------  -------------  -------------  -------------
(Decrease) increase in cash and cash
  equivalents.........................     (3,735,288)     1,223,211      5,557,758     (1,543,655)    (2,030,606)
Cash and cash equivalents, beginning
  of period...........................     10,866,910      7,131,622      8,354,833      8,354,833     13,912,591
                                        -------------  -------------  -------------  -------------  -------------
Cash and cash equivalents, end of
  period..............................  $   7,131,622  $   8,354,833  $  13,912,591  $   6,811,178  $  11,881,985
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------
Supplemental disclosure of cash flow
  information:
  Cash interest payments..............  $   8,741,893  $  10,384,753  $   9,201,243  $   2,100,218  $   2,082,155
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------

Non-cash investing activities:
  Distribution of fixed
  assets to NHPI......................  $          --  $      27,301  $          --             --             --
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  ------------- --------------  -------------
---------


                     The accompanying notes are an integral part of these
                                combined financial statements.

                NHP REAL ESTATE COMPANIES (as defined in Note 1)

                          NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

The combined financial statements include the accounts of The National Housing Partnership, NHP Partners, Inc., and its wholly owned subsidiaries:
NHP Servicing Group, NHP Real Estate Corporation, NHP-HG, Inc., NHP-HG Two, Inc., NHP-HG III, Inc., NHP-HG Four, Inc., NHP-HG Five, Inc., NHP-HG Ten, Inc., NHP-HG Eleven, Inc., NHP-HG Twelve, Inc., NHP HDV, Inc., NHP HDV Two, Inc., NHP Capital Corp., the National Corporation for Housing Partnerships, HPI Limited, Inc. ("HPI") and their wholly owned subsidiaries and majority owned real estate partnerships, collectively referred to as "NHP Real Estate Companies" or the "Company."

As of January 1, 1994, all of the entities forming the Company as listed above, with the exception of NHP Partners, Inc., were operating subsidiaries of NHP Incorporated ("NHPI"). On August 16, 1995, NHPI formed a new subsidiary, NHP Partners, Inc., and contributed all of its subsidiaries holding real estate operations and HPI (the entities forming the Company as listed above), with the exception of the National Housing Partnership, to NHP Partners, Inc. Concurrently, in connection with an initial public offering ("IPO") of its common stock, NHPI sold NHP Partners, Inc. and the National Housing Partnership to NHP Partners Limited Partnership and NHP Partners Two Limited Partnership, respectively, (hereafter referred to as the "Transaction"). At December 31, 1996, both NHP Partners Limited Partnership and NHP Partners Two Limited Partnership were wholly owned by the previous controlling shareholders of NHPI, Demeter Holdings Corporation, Capricorn Investors, L.P., and J. Roderick Heller, III (see Note 17). Due to the related party nature of the Transaction, the accounts of NHP Partners, Inc., and The National Housing Partnership continue to be reflected at their historical cost.

Combined financial statements have been presented as these entities have been under common control and management for all periods presented, and are expected to be acquired in a business combination with Apartment Investment and Management Company ("AIMCO") (see Note 17).

NATURE OF BUSINESS

The Company's operations consist primarily of owning and acquiring general and limited partnership interests in multi-family rental housing properties principally in the United States. One of the Company's wholly owned subsidiaries, HPI, is a reinsurance company which reinsures certain risks associated with apartment properties in which the Company has an ownership interest. HPI's principal activity is the reinsurance of property and general liability risks for affiliated multi-family rental properties.

COMBINED FINANCIAL STATEMENTS

The combined financial statements include the accounts of the Company and its subsidiaries and controlled affiliates. Investments in 50 percent or less owned affiliates over which the Company has the ability to exercise significant influence are accounted for using the equity method.

NHPI continues to provide services to the Company, and revenues and expenses between the Company and NHPI both prior to and after the Transaction have not been eliminated from the Company's revenues and expenses in the combined financial statements. All material intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Mortgage finance revenues in 1994 and 1995 represent fees received for providing asset management, loan servicing and other advisory services to owners of discounted multi-family debt and real estate sold by the Resolution Trust Corporation ("RTC"). These fees are recognized as services are rendered. The Company is no longer providing these services and, thus, no revenues were recognized in 1996, and no further revenues are anticipated.

Insurance premiums are recognized as revenue on a pro-rata basis over the periods of the respective policies.

Interest on advances to real estate partnerships relates to loans made to multi-family partnerships by the Company as general partner. Interest is paid by the partnerships only to the extent distributable cash flow of the partnerships, as defined, is available. Partnership administrative fees are earned for providing administrative services to certain partnerships in which the Company has an ownership interest. These fees are payable only to the extent distributable cash flow of the partnership, as defined, is available. The Company accrues interest on advances and partnership administration fees as they are earned and establishes a reserve equal to the amount of accrued fees that are not assured of being paid, which is equal to 100 percent of the fees that are not currently paid.

Property owned by the Majority-Owned Partnerships (see below) is subject to numerous tenant leasing arrangements having initial terms of one year or less. Rental revenue is recognized on a straight-line basis over the term of the related lease.

REAL ESTATE, GENERAL PARTNER AND LIQUIDITY RISKS

Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. The Company's income and cash flows from the Majority-Owned Partnerships (see below) and its real estate equity investments may be adversely affected by the general economic climate, local conditions such as oversupply of apartments or a reduction in demand for apartments in the area, the attractiveness of the properties to tenants, competition from other available apartments, the ability of the properties' managers to provide adequate maintenance and insurance, and increases in operating costs (including real estate taxes). The Company's income and cash flows from the Majority-Owned Partnerships (see below) and its real estate investments would also be adversely affected if a significant number of tenants were unable to pay rent or apartments could not be rented on favorable terms. Certain significant expenditures associated with real property investments (such as debt service, real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in income from the investments. In addition, income and cash flows from properties and real estate values are also affected by such factors as applicable laws, including tax laws, interest rate levels and the availability of financing. The Company is the general partner in the majority of the entities in which the Company holds partnership interest. Under the general principles of partnership law, a general partner in a limited partnership may, under certain circumstances, have liabilities beyond its original investment to third parties affiliated and doing business with the partnership.

Aside from cash flow generated by the Majority-Owned Partnerships, the Company's liquidity is dependent primarily on partnership distributions and proceeds from sales and refinancings of real estate owned by partnerships in which the Company has an equity investment.

INCOME TAXES

Because of its organizational structure, income taxes are recognized differently for certain entities within the Company. The entities structured as partnerships are not income tax paying entities and, accordingly, no provision has been recorded for Federal or state income tax purposes. The partners are individually responsible for reporting their share of taxable income on their income tax returns. In the event of an examination of the partnerships' tax returns by the Internal Revenue Service, the income tax liability of the partners could be changed if an adjustment in the partnerships' income is ultimately sustained by the taxing authorities.

The entities structured as corporations account for income taxes in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred taxes result from the temporary differences between financial and income tax bases of assets and liabilities. Deferred tax assets not projected to be recovered are reserved as part of the deferred tax provision (see Note 12).

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with initial maturities of 90 days or less to be cash equivalents. Of the total cash and cash equivalents, $3,663,524 and $8,983,036 is held by and used in the operations of HPI as of December 31, 1995 and 1996, respectively, and $1,780,545 and $2,393,877 is held by and used in the operations of the Majority Owned Partnerships as of December 31, 1995 and 1996, respectively, and is not readily available for use by NHP Partners, Inc., and The National Housing Partnership.

INVESTMENTS IN SECURITIES

Investments, all of which are held by and used in the operations of HPI and are not readily available for use by NHP Partners, Inc. and the National Housing Partnership, are classified as available for sale under the terms of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and are stated at market values. The net unrealized gain/loss in the value of investments is reflected as a separate component of shareholders' equity (deficit) and partners' capital (deficit), net. Gains and losses on investments are determined by specific determination.

INVESTMENT IN REAL ESTATE PARTNERSHIPS

The Company has ownership interest (generally 1-5 percent) in over 500 real estate partnerships (collectively, the "Partnerships," and individually, the "Partnership") which own multi-family apartment properties located in approximately 40 states, the District of Columbia and Puerto Rico. As of December 31, 1996, the Company also owns majority interests in fourteen real estate partnerships (primarily multi-family housing developments) which are consolidated for financial reporting purposes (collectively, the "Majority-Owned Partnerships"). The Company is the general partner in the majority of the entities in which the Company holds partnership interests. However, the terms of the related partnership agreements specify that the limited partners are required to vote on major decisions regarding the disposal of real estate owned by the partnership. The limited partners also have the right to remove the general partner as manager of the partnership. Therefore, as the Company is not in control of some major operating decisions, investments in partnerships where the Company is the general partner and owns 50 percent or less are accounted for using the equity method. Accordingly, the Company reflects as income or expense its percentage ownership share in earnings or losses of each Partnership. Distributions received from the Partnerships are recorded as returns or reduction of investment. Contributions and loans are recorded as an increase in investment. For a complete list of partnerships and percentage interest, see
Note 19.

                                       5
Summarized financial information related to the Partnerships which the Company accounts for under the equity method is as follows:

                                                                      AS OF DECEMBER 31,
                                                             ------------------------------------
                                                                  1995                 1996
                                                                  -----                -----
                                                               (Restated)           (Restated)
Real estate..............................................    $2,081,252,335        $2,063,124,556
Other assets.............................................       518,954,389           496,711,393
                                                             --------------        --------------
    Total assets.........................................    $2,600,206,724        $2,559,835,949
                                                             --------------        --------------
Mortgage and other debt..................................    $2,550,764,702        $2,615,679,029
Other liabilities........................................       125,348,481           136,778,798
Partners' deficit........................................       (75,906,459)         (192,621,878)
                                                             --------------        --------------
    Total liabilities and partners' deficit..............    $2,600,206,724        $2,559,835,449
                                                             --------------        --------------
                                                             --------------        --------------

                                                           YEAR ENDED DECEMBER 31,
                                           -----------------------------------------------------
                                                 1994               1995               1996
                                                 -----              -----              -----
                                                                  (Restated)         (Restated)
Total revenues............................   $481,901,640        $568,245,288       $621,250,928
                                             ------------        ------------       ------------
Depreciation expense......................     65,545,844          80,911,764         93,308,263
Interest expense..........................    142,022,848         169,500,614        186,889,750
Other operating expense...................    295,921,264         346,249,715        387,650,571
Provision for write-down of assets to
   estimated net realizable value.........      8,793,900              --             42,308,617
                                             ------------        ------------       ------------
Loss before extraordinary item............    (30,382,216)        (28,416,805)       (88,906,273)
                                             ------------        ------------       ------------
Extraordinary gain........................        --                1,381,444         10,512,640
                                             ------------        ------------       ------------
Net loss..................................   $(30,382,216)       $(27,035,361)      $(78,393,633)
                                             ------------        ------------       ------------
                                             ------------        ------------       ------------


The Company recognizes a gain or loss on disposition of real estate investments when a Partnership interest is sold or when the underlying assets of a Partnership are disposed of and the Partnership is subsequently dissolved. In accordance with the provisions of SFAS No. 66, "Accounting for Sales of Real Estate," any gain on disposition is recognized after a sales contract is executed, the transaction meets the conditions of a sale, legal title passes, and the buyer has made a substantial financial commitment to pay for the property. Losses are recognized when deemed probable. The 1995 and 1996 financial statements of a Partnership accounted for by the Company using the equity method have been restated to expense in 1995 the cost of acquiring the management contracts related to certain multifamily properties. The acquisition cost was originally capitalized by the Partnership and amortized over a 70-month period. The Company's 1995 and 1996 financial statements have been restated to reflect the Company's share of the Partnership's restated loss. The effect of the restatement was to (decrease) increase equity in real estate partnership investment income (loss), net by $(2,786,705) and $566,845 in 1995 and 1996, respectively, in the accompanying combined statements of operations.

LAND, BUILDINGS AND FURNITURE, FIXTURES AND EQUIPMENT, NET

Land, buildings and furniture, fixtures and equipment relate to those Partnerships in which the Company has a majority interest. Additions are recorded at cost and include all major renewals and betterments. Maintenance, repairs, and minor replacements are expensed as incurred.

Depreciation of buildings is computed using the straight-line method, assuming varying useful lives ranging from 27.5 to 50 years. Furniture, fixtures and equipment are depreciated using an accelerated method, assuming estimated useful lives of three to ten years.

                                       6
DEFERRED FINANCING COSTS

Certain costs of obtaining the financing arrangements of the Majority-Owned Partnerships described in Note 6 have been capitalized and are amortized as interest expense using the straight-line method, which approximates the effective interest method, over the appropriate debt term. Deferred financing costs, net of accumulated amortization of $683,000 and $999,000, were $1,537,000 and $1,332,000 as of December 31, 1995 and 1996, respectively, and are included in deposits and deferred costs on the accompanying combined balance sheets.

INSURANCE CLAIMS AND LOSS RESERVES

The insurance claims and loss reserves and the related provision include estimates for losses incurred but not reported as well as losses pending settlement. The reserve is based upon management's best estimates, loss adjusters' evaluations and actuarial determinations and, in the opinion of management, such reserve is adequate. Future adjustments to the amounts recorded at December 31, 1996, resulting from the continual review process as well as differences between estimates and ultimate payments will be reflected in income in future years when such adjustments become known. The Company reinsures certain of its risks with an unrelated insurance entity. Reinsurance does not relieve the Company of it liabilities under the original policies, however, in the opinion of management, the Company's reinsurer is sound and any potential exposure for non-payment is minimal.

IMPLEMENTATION OF NEW ACCOUNTING STANDARD

The Financial Accounting Standards Board has issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," which requires the adjustment of the carrying value of long-lived assets and certain intangibles, if their value is determined to be impaired as defined in the standard. The Company adopted SFAS No. 121 as of January 1, 1996. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

As illustrated above, for the year ended December 31, 1996, certain of the Partnerships recorded a provision to write-down land, buildings and improvements to their estimated net realizable value, which is reflected in the statement of operations of each Partnership for the year ended December 31, 1996. The Company's share of this write-down, based on its appropriate percentage interest, has been included in equity in real estate partnership investment income (losses), net, on the accompanying combined statements of operations.

RECLASSIFICATIONS

Certain 1994 and 1995 amounts have been reclassified to conform with the 1996 presentation.

2. INVESTMENTS IN SECURITIES:

The amortized cost, gross unrealized gains, gross unrealized losses and market value of investments available for sale, by category, as of December 31, 1995 and 1996, for HPI are as follows:

                                                                      1995
                                             -------------------------------------------------------
                                                                GROSS         GROSS
                                               AMORTIZED      UNREALIZED   UNREALIZED      MARKET
                                                  COST          GAINS        LOSSES        VALUE
                                             --------------  ------------  -----------  ------------
U.S. Government............................   $  5,451,983    $ 176,217      $  (231)    $  5,627,969
Equity securities..........................      2,182,008      525,327          --         2,707,335
                                              --------------  ------------  -----------  ------------
                                              $  7,633,991    $ 701,544      $  (231)    $  8,335,304
                                              --------------  ------------  -----------  ------------
                                              --------------  ------------  -----------  ------------

                                                                      1996
                                             -------------------------------------------------------
                                                                GROSS         GROSS
                                               AMORTIZED      UNREALIZED   UNREALIZED      MARKET
                                                  COST          GAINS        LOSSES        VALUE
                                             --------------  ------------  -----------  ------------
U.S. Government............................   $  3,959,454     $  37,039    $  (9,778)   $ 3,986,715
Equity securities..........................        695,188       333,972       (8,751)     1,020,409
                                             --------------  ------------  -----------  ------------
                                              $  4,654,642     $ 371,011    $ (18,529)   $ 5,007,124
                                             --------------  ------------  -----------  ------------
                                             --------------  ------------  -----------  ------------

    The contractual maturity dates of investments available for sale as of December 31, 1996 are:

                                                                    AMORTIZED       MARKET
MATURITY                                                              COST          VALUE
------------                                                       ------------   ---------
Due in one year or less...........................................  $         --  $         --
Due after one year through five years.............................     3,959,454     3,986,715
Equity securities.................................................       695,188     1,020,409
                                                                    ------------  ------------
                                                                    $  4,654,642  $  5,007,124
                                                                    ------------  ------------
                                                                    ------------  ------------

Proceeds from sales/maturities of investments were $0, $957,012 and $3,295,994 for the years ended December 31, 1994, 1995 and 1996, respectively. Gross realized gains were $0, $48,027 and $513,842 for the years ended December 31, 1994, 1995 and 1996, respectively. Gross realized losses were $0, $17,204 and $29,006 for the years ended December 31, 1994, 1995 and 1996, respectively. The change in net unrealized gain on investment was a decrease of $78,746 in 1994, an increase of $780,059 in 1995, and a decrease of $348,831 in 1996.

3. NOTES RECEIVABLE:

Notes receivable as of December 31, 1995 and 1996, consist of the following:

                                                                       1995           1996
                                                                   -------------  ------------
Collateralized Notes.............................................  $  13,511,219  $  5,465,600
Oxford Notes.....................................................      4,000,000     4,000,000
                                                                   -------------  ------------
                                                                   $  17,511,219  $  9,465,600
                                                                   -------------  ------------
                                                                   -------------  ------------

The Company accounts for Notes Receivable in accordance with the provisions of SFAS No. 114 "Accounting By Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures."

COLLATERALIZED NOTES

In connection with the syndication or sale of interests in several real estate partnerships, either to investors or to other purchasers, the Company received notes receivable secured by the partnership interests and cash flow from the partnerships (the "Collateralized Notes"). The Collateralized Notes, carried on the Company's balance sheet at $13.5 million and $5.5 million at December 31, 1995 and 1996, respectively, have an aggregate face value of approximately $21.4 million and $17.8 million at December 31, 1995 and 1996, respectively, and are due between 1997 and 1999, with an earlier maturity if the underlying real estate is sold. No principal or interest payments are due prior to maturity, and interest is to accrue at rates ranging from 9.0 percent to 12.0 percent per annum. As these notes are considered impaired, the Company is currently not accruing interest income. During 1995 and 1996, $0 and $2.8 million, respectively, was collected on the Collateralized Notes. The Collateralized Notes are reviewed annually for collectibility on an individual basis in connection with an internal analysis and valuation of the affordable multifamily housing projects which secure the Collateralized Notes. Based on this valuation, and due to a change in conditions for some of the underlying real estate, the Company has determined that as of December 31, 1996, the net present value of the Collateralized Notes is $5.5 million. Accordingly, in 1996, the Company recorded a $5.2 million write-down as related to specific Collateralized Notes (reported as write-down of notes receivable on the combined statements of operations). In addition, certain other specific Collateralized Notes, which were originally recorded on the balance sheet at face value, were subsequently written down to zero prior to 1994, based on valuations by the Company. Due to an improvement in the conditions of the underlying real estate, the Company has currently valued these Collateralized Notes at a net present value of $3.6 million. However, in accordance with generally accepted accounting principles, these Collateralized Notes have not been written-up in value in the accompanying combined financial statements.

OXFORD NOTES

In connection with the 1993 acquisition of management rights from Oxford Development Corporation ("Oxford"), the Company was assigned two notes receivable secured by the cash flow from approximately 170 Oxford-owned real estate partnerships (the "Oxford Notes"). The Oxford Notes, carried on the Company's balance sheet at $4.0 million, have a face value of $33.0 million and are payable primarily from proceeds generated by refinancing or sale of the underlying properties. The Oxford Notes bear interest at a rate of 10 percent per annum, compounded quarterly, and are due in December 2001. As these notes are considered impaired, the Company is currently not accruing any interest income relating to the Oxford notes. The value of these notes has been discounted from face value based on the estimated expected future cash flows from the notes.

4. LAND, BUILDINGS AND FURNITURE, FIXTURES AND EQUIPMENT, NET:

Land, buildings and furniture, fixtures and equipment represent the residential real estate owned by the fourteen Majority-Owned Partnerships (fifteen in 1995), located in ten states, and are collateral for the mortgages payable described in Note 6.

Land, buildings and furniture, fixtures and equipment as of December 31, 1995 and 1996, consist of the following:

                                                                    1995            1996
                                                               --------------  --------------
Land.........................................................  $   13,207,340  $   11,572,845
Buildings and equipment......................................     122,776,469     117,814,242
Furniture, fixtures, and equipment...........................       7,245,874       6,572,922
                                                               --------------  --------------
                                                                  143,229,683     135,960,009
Accumulated depreciation.....................................     (27,830,976)    (30,039,169)
                                                               --------------  --------------
Net..........................................................  $  115,398,707  $  105,920,840
                                                               --------------  --------------
                                                               --------------  --------------

5. NOTES PAYABLE:

Notes payable as of December 31, 1995 and 1996, consist of the following:

                                                                        1995          1996
                                                                    ------------  ------------
Hall Financial Group..............................................  $  1,050,646  $         --
Shareholders......................................................     1,130,532            --
Majority-Owned Partnerships-deferred acquisition notes............     1,080,278     1,080,278
                                                                    ------------  ------------
                                                                    $  3,261,456  $  1,080,278
                                                                    ------------  ------------
                                                                    ------------  ------------

In connection with a February 1995 transaction in which the Company acquired an interest in an entity which purchased 32 properties from Hall Financial Group, Inc. ("Hall"), the Company issued a $4,179,000 note payable to Hall. The note's interest rate was 10 percent per annum, payable quarterly. One of the quarterly principal and interest payments to Hall was funded by the Company's shareholders, resulting in a $1,130,532 note payable to shareholders, with interest at 15 percent per annum. These notes were paid in full in 1996.

The Majority Owned Partnerships' deferred acquisition notes consist of two notes: 1) an $800,000 note, with related accrued interest of $834,629 recorded as accrued interest payable, accruing interest at 10 percent per annum and due upon the earlier of the sale, transfer, or refinancing of the related property, or December 27, 1999, and 2) a $280,278 note, with related accrued interest of $367,489 recorded as accrued interest payable, accruing interest at 10 percent per annum and $280,278 due on August 1, 1997. The note can be extended to August 1, 1999, with payment of an extension fee of $3,449 per annum to the noteholders. Management intends to continue paying the extension fee to the noteholder to further extend the note's maturity date.

6. MORTGAGES PAYABLE:

    The Majority Owned Partnerships have entered into various mortgage agreements. These are obligations of the partnerships and are non-recourse to the general partner unless otherwise disclosed. The lender and related terms of the mortgage notes are as follows:

                 LENDER AND TERMS                                  1995            1996
-------------------------------------------------------------  --------------  --------------
Multiple Investor Fund Realty L.P. bearing interest at a rate of 8.24 % per annum, payable monthly, as amended during
  1996 maturing November 14, 1998, and can be extended to
  November 14, 2001, with the payment of a $50,000 extension fee. Although the fee has not been paid as of December 31,
  1996, it is the intention of management to extend the note to November 14, 2001. The note is secured by a deed of
  trust on the rental property...............................     $ 7,520,383     $ 8,000,000

U.S.G.I., Inc. bearing interest at the rate of 7.5% per
  annum. Principal and interest is payable in monthly
  installments of $12,622 until August 2018 when all unpaid
  principal amounts are due. The note is secured by a deed of
  trust on the rental property...............................       1,648,638       1,619,845

First Trust Savings Bank bearing interest at the rate of 7.0%
  per annum. Principal and interest is payable in monthly
  installments of $4,885 until May 2014 when all unpaid
  principal amounts are due. The note is secured by a deed of
  trust on the rental property...............................         600,304         583,162

FHA bearing interest at the rate of 3% per annum. Principal
  and interest is payable in monthly installments of $1,500
  until 2010 when all unpaid principal amounts are due. The
  note is secured by a deed of trust on the rental
  property...................................................         210,450         198,602

Prudential Insurance Company of America bearing interest at
  the rate of 9.5% per annum. Principal and interest is
  payable in monthly installments of $181,632 until May 1,
  1997 (subsequently extended by a forebearance agreement to
  August 1, 1997) when all unpaid principal amounts are due.
  It is the intention of management to pursue negotiations
  for the refinancing of the property with the current lender.
  If a refinancing does not occur, the underlying property
  will be sold. The note is secured by a deed of trust on the
  rental property............................................      21,029,846      20,839,968


LENDER AND TERMS                                                    1995            1996
-------------------------------------------------------------  --------------  --------------
Prudential Insurance Company of America bearing interest at
  the rate of 8.5% per annum through March 1996. Thereafter, interest is at the rate of 10% per annum until repayment of the note. Interest only is payable in monthly installments until November 2018 when all unpaid interest and principal amounts are due. Any unpaid amounts subsequent to November
  2018 will accrue interest at the rate of 18% per annum. The
  National Housing Partnership, the general partner, has
  entered into a guarantee agreement which guaranteed all
  required payments of principal and interest. This agreement expires the earlier of (i) the property meeting certain
  operating income levels, or (ii) anytime after May 1, 1994 if a specified payment of $1,650,000 is made to the mortgagee, the property is deeded over to Property Capital Trust and
  certain other conditions are met. As of December 31, 1996, the guarantee is still in place. This note has been secured
  by a second deed of trust on the rental property...........     $ 7,540,000     $ 7,540,000

GMAC with various properties bearing interest from 7-8.5% per annum. Principal and interest is payable in monthly
  installments until dates from March 2011 to February 2016, at which time all unpaid principal amounts are due. The
  notes are secured by a deed of trust on the rental
  properties.................................................       3,129,885       3,042,899

Community Investment Corporation bearing interest at the rate of 7.25% per annum until February 1996, when the interest
  rate was adjusted to 8.0% per annum and is adjustable at
  three years intervals beginning February 1996. At each
  adjustment period, the interest rate shall be set at 2.5%
  over the yield on 3-year treasury notes. Principal and
  interest is payable in monthly installments of $12,801
  until December 2013 when all unpaid principal amounts are
  due. The note is collateralized by the property and
  assignment of leases and rents.............................       1,638,956       1,615,412

City of Chicago bearing interest at 0%. Principal is payable in monthly installments of $500 until December 2013 when
  all unpaid principal amounts are due. The note is
  collateralized by the property and assignment of leases and
  rents......................................................       6,099,050       6,190,951

Illinois Housing Authority bearing interest at the rate of 1%
  per annum and a maturity date of January 1, 2014. No
  principal and interest payments for the first 18 months,
  only interest due for the next 60 months and principal and interest thereafter. The note is collateralized by the
  property and assignment of leases and rents................         478,133         478,133

Affordable Housing Program Grant bearing interest at 0% and a maturity of January 14, 2014. At the maturity date, the
  loan becomes a grant if all provisions are met.............         250,000         250,000

Lincoln National Bank bearing interest at the rate of
  9.25% per annum. Principal and interest is payable in
  monthly installments of $145,585 until August 2018 when all
  unpaid principal amounts are due...........................      16,547,441      16,321,644

                                    -12-


LENDER AND TERMS                                                    1995            1996
-------------------------------------------------------------  --------------  --------------
General Electric Capital Corporation bearing interest at a
  variable rate equal to 3.1% per annum above the "GECC
  Composite Commercial Paper Rate," which at December 31,
  1995 was 5.83%. The note matured on June 24, 1995. GECC
  agreed to allow the partnership to repay the debt through
  sale proceeds, which was paid in full during 1996..........    $  6,305,730    $     --

Kidder Peabody Mortgage Capital Corporation bearing interest at the rate of 9.31% per annum. Principal and interest is
  payable in monthly installments of $210,000 until May 2000 when all unpaid principal amounts are due. The note is
  secured by the deed of trust on the property...............      25,700,428      25,511,720

Patrician Mortgage Company bearing interest at the rate of
  8.75% per annum. Principal and interest are payable in
  monthly installments of $59,829 until 2029 when all unpaid principal amounts are due. The note is secured by a deed of
  trust on the rental property...............................       7,775,546       7,736,412

Demeter Holdings Corporation ("Demeter"), a majority
  shareholder/ partner of the Company at December 31, 1996,
  non-recourse note bearing interest, payable quarterly, at a rate that increases from 9% (as of December 31, 1996) to
  14% per annum over its term. The property securing this
  note was sold in January 1997, and the note obligation was
  satisfied. See Note 16 -- Subsequent Events.... ...........      11,000,000      11,000,000

D.R. Trust bearing interest at the rate of 5% per annum.
  Principal and interest is payable in monthly installments
  of $1,589 until June 1997 when all unpaid interest and
  principal is due...........................................         289,594         286,245
                                                                -------------    ------------
                                                                 $117,764,384    $111,214,993
                                                                 ------------    ------------
                                                                 ------------    ------------

The mortgages payable principal repayment schedule as of December 31, 1996, is as follows:

      YEAR ENDED                                       PRINCIPAL
     DECEMBER 31,                                         DUE
    -------------                                    -------------
         1997....................................    $  21,811,469
         1998....................................       11,747,356
         1999....................................          815,243
         2000....................................       25,454,373
         2001....................................        8,689,090
   Thereafter....................................       42,697,462
                                                     -------------
                                                     $ 111,214,993
                                                     -------------
                                                     -------------

Under various agreements with the above lenders, the properties are required to make monthly escrow deposits for taxes, insurance and replacement of project assets, and are subject to restrictions as to operating policies, rental charges, operating expenditures, and distributions to partners.

7. DEFERRED REVENUE AND GAINS:

Included in deferred revenue and gains is $1,459,395 and $1,437,933 as of December 31, 1995 and 1996, respectively, related to a sale-leaseback agreement in which a Majority Owned Partnership sold land to Property Capital Trust ("PCT") and leased it back for a 75-year period ending December 31, 2064. The land sale was accounted for by the partnership as a sale-leaseback, and the original gain of $1,609,629 was deferred and is amortized over the 75-year lease term.

8. INSURANCE REVENUES:

HPI limits its losses by reinsuring its general liability policy with other insurance companies. For the current underwriting year, under the general liability policy, HPI assumes losses of $250,000 per occurrence and reinsures losses in the 1996 policy year in the amount of $2,000,000 in excess of an aggregate of $4,500,000 (1995 policy year--$3,000,000 in excess of an aggregate of $2,700,000).

HPI's property policy and workers' compensation policy are accounted for on a deposit basis of accounting. Under the property policy, HPI assumes losses of $250,000 per occurrence up to an annual aggregate of $3,000,000 in 1996/1997 policy year ($2,500,000 in 1995/1996 policy year). Under the workers' compensation policy (which was in place in 1996 only), HPI assumes losses of $250,000 per occurance up to an annual aggregate of $3,016,000. All losses in excess of these amounts are reinsured. Premiums received exceed the aggregate, thus the premiums received for the property policy are accounted for as a deposit payable and are reduced by losses paid. The difference between the premiums received and the maximum liability for losses, is recognized on a pro-rata basis over the policy period.

9. INSURANCE CLAIMS AND LOSS RESERVE:

Activity in the insurance claims and loss reserves and insurance claims expense account is summarized as follows:

                                                 1995           1996
                                             -------------  -------------
Balance, beginning of year.................  $  11,421,900  $  15,113,683
  Less-- Losses recoverable................      3,273,829      4,522,215
                                             -------------  -------------
Net balance, beginning of year.............      8,148,071     10,591,468
                                             -------------  -------------
Incurred related to:
  Current year.............................      2,741,164      4,007,188
  Prior years..............................       (285,033)       (36,002)
                                             -------------  -------------
    Total incurred.........................      2,456,131      3,971,186
                                             -------------  -------------
Paid related to:
  Current year.............................        388,442        387,348
  Prior years..............................      2,394,947      3,362,203
                                             -------------  -------------
    Total paid.............................      2,783,389      3,749,551
                                             -------------  -------------
Net balance, end of year...................      7,820,813     10,813,103
  Plus losses recoverable..................      4,522,215      4,989,950
                                             -------------  -------------

Reserve for losses, end of year............     12,343,028     15,803,053
Change in losses payable...................        935,737       (767,114)
Change in insurance balances payable.......        340,941        174,277
Change in deposits held under
       reinsurance contracts...............      1,493,977        457,367
                                             -------------  -------------
Balance, end of year.......................  $  15,113,683  $  15,667,583
                                             -------------  -------------
                                             -------------  -------------

As a result of changes in estimates of insured events in prior years, the insurance claims and loss reserves and expense (net of reinsurance recoveries of $669,154, $1,248,386 and $467,735, for the years ended December 31, 1994, 1995 and 1996, respectively) increased by $619,745 and decreased by $285,033 and $36,002 for the years ended December 31, 1994, 1995 and 1996, respectively. No additional premiums are due as a result of prior year effects.

10. CONCENTRATION AND CREDIT RISKS:

Several properties owned by the Majority-Owned Partnerships and a substantial portion of the properties and units of the Partnerships as of December 31, 1996, are affordable properties and units. A substantial portion of the affordable properties were built or acquired with the assistance of programs administered by the United States Department of Housing and Urban Development ("HUD") that provide mortgage insurance, favorable financing terms, or rental assistance payments to the owners. As a condition to the receipt of assistance under these and other HUD programs, the properties must comply with various HUD requirements including limiting rents on these properties to amounts approved by HUD. For the past several years, various proposals have been advanced by HUD, the Congress and others proposing the restructuring of Section 8 of the United States Housing Act of 1937 ("Section 8"). These proposals generally seek to lower subsidized rents to market levels and to lower the required debt service costs as needed to ensure financial viability at the reduced rents, but vary greatly as to how that result is to be achieved. Some proposals include a phase-out of project-based subsidies on a property-by-property basis upon expiration of a property's Housing Assistance Payments Contract ("HAP Contract"), with a conversion to a tenant-based subsidy. Under a tenant-based system, rent vouchers would be issued to qualified tenants who then could elect to reside at a property of their choice, provided the tenant has the financial viability to pay the difference between the selected property's monthly rent and the value of the voucher, which would be established based on HUD's regulated fair market rent for that geographic area.

Congress has not yet accepted any of these restructuring proposals and instead has elected to renew expiring Section 8 HAP Contracts for one year terms, generally at existing rents. While the Company does not believe that the proposed changes would result in a significant number of tenants relocating, there can be no assurance that the proposed changes would not significantly affect the Company or the Partnerships. Furthermore, there can be no assurance that changes in federal subsidies will not be more restrictive than currently proposed or that other changes in policy could occur. Any such changes could have an adverse effect on the Company's occupancy rates and revenues of the Company's majority owned properties and or properties in which this Company has an ownership interest.

HPI is party to financial instruments with concentration and credit risks.
These financial instruments include cash and cash equivalents, deposits with ceding insurers and investments. As of December 31, 1996, significant cash and cash equivalents are on deposit at two financial institutions. The deposit with one ceding insurer is held as collateral under reinsurance agreements to pay for losses arising under those agreements. Losses recoverable are due from one insurer. Approximately 80 percent of the investment in securities as of December 31, 1996, were held in U.S. Treasury notes. HPI's investment portfolio does not contain any other security issued by a single insurer that exceed 5 percent of HPI's total investments. Credit risk arises from the failure of the counterparty to perform according to the terms of a contract. The Company does not require collateral or other security to support financial instruments with credit risk.

11. INSURANCE STATUTORY CAPITAL AND SURPLUS:

HPI is registered under the Bermuda Insurance Act of 1978 and Related Regulations (the "Act") and is obliged to comply with various provisions of the Act regarding solvency and liquidity. These provisions have been met and the required capital and surplus as of December 31, 1995 and 1996, is approximately $782,000 and $842,000, respectively. HPI's actual statutory capital and surplus as of these dates is approximately $4,489,000 and $3,861,000.

12. INCOME TAXES:

Because of its organizational structure, income taxes are recognized differently for certain entities within the Company. The entities structured as partnerships are not income tax paying entities; the partners are individually responsible for reporting their share of the Partnership's taxable income on their income tax returns. NHP Partners, Inc. files a combined Federal income tax return which includes the accounts of HPI and other subsidiaries and in some states files combined tax returns. Prior to the Transaction, the tax paying entities were included in the combined Federal income tax return of NHPI. At December 31, 1994 NHPI had combined net operating loss carryforwards ("NOLs") of approximately $140 million. In connection with the Transaction, NOLs relating primarily to losses of the Real Estate Companies of approximately $60 million were utilized by NHPI and the remaining NOLs were allocated between NHPI and the Company.

At the present time no income, profit, capital, or capital gain taxes are levied in Bermuda and accordingly, no provision for such taxes has been recorded by HPI. In the event that such taxes are levied, the Company has received an undertaking from the Bermuda Government exempting it from all such taxes until March 28, 2016.

On a combined basis, NHP Partners, Inc. reports no provision or benefit for income taxes primarily because of NOLs generated in prior years which result largely from partnership losses. A valuation allowance equal to the net deferred tax asset reflects the uncertainty, on a combined basis, of realizing these benefits in future years.

The following table summarizes the combined tax effect related to the Company's NOLs, temporary book-tax differences and the valuation allowance as of December 31, 1995 and 1996. The Company's NOLs expire through 2011.

                                             1995            1996
                                         ------------    -----------
Deferred tax assets:
  Net operating loss carryforwards.....   $ 3,298,000    $ 7,163,000
  Accrued lease liability..............     6,522,800      5,116,838
                                          -----------    -----------
Total deferred tax assets..............     9,820,800     12,279,838
                                          -----------    -----------
                                          -----------    -----------
Deferred tax liabilities:
  Investments in real estate
    partnerships.......................     6,533,993      3,302,735
  Allowance for loan losses............     1,200,000      1,230,000
  Other temporary differences between
    book and tax.......................       834,552        971,759
                                          -----------    -----------
Total deferred tax liabilities.........     8,568,545      5,504,494
                                          -----------    -----------
Valuation allowance for net deferred
  tax assets...........................    (1,252,255)    (6,775,344)
                                          -----------    -----------

Net deferred tax asset.................   $    --        $     --
                                          -----------    -----------
                                          -----------    -----------

A reconciliation of income tax expense attributable to the Company computed at the statutory Federal and state rates to the provision for income taxes included in the combined statements of operations is as follows:


                                                       YEAR ENDED DECEMBER 31,
                                             -----------------------------------------
                                                1994          1995           1996
                                             ----------    -----------    -----------
                                                            (Restated)     (Restated)

Federal income tax provision (benefit) at
  the Federal statutory rate--34% in 1994
  and 1995, 35% in 1996...................   $2,546,474   $(1,253,229)    $(1,511,005)
State income tax provision (benefit), net
  of Federal income tax benefit--6%.......      449,378      (214,839)       (259,030)
Change in net deferred tax asset..........   (1,528,885)   20,803,300      (3,444,290)
Change in valuation allowance for net
  deferred tax asset......................   (1,466,967)  (19,335,232)       5,214,325
                                             -----------   ------------   ------------
Provision for income taxes................   $    --        $   --         $   --
                                             -----------   ------------   ------------
                                             -----------   ------------   ------------


The components of the provision for income taxes attributable to the Company for 1994, 1995 and 1996 are summarized as follows:

                                                  1994          1995           1996
                                               ----------    -----------    -----------
                                                              (Restated)     (Restated)

     Current provision (benefit)............   $2,413,348    $(1,634,073)    $(2,030,594)
     Deferred provision (benefit)...........      582,504        166,005         260,559
     Change in net deferred tax asset.......   (1,528,885)    20,803,300      (3,444,290)
     Change in valuation allowance for net
       deferred tax asset...................   (1,466,967)   (19,335,232)      5,214,325
                                               ----------    -----------    -----------
     Provision for income taxes.............   $      --     $     --       $      --
                                               ----------    -----------    -----------
                                               ----------    -----------    -----------



13. RELATED PARTY TRANSACTIONS:

NHPI, through its wholly owned subsidiary NHP Management Company ("NHPMC"), is the property management agent for a majority of the real estate partnerships in which the Company has an interest. As of December 31, 1996, certain parties owning approximately 60 percent of the voting common stock of NHPI also own, through other corporations and partnerships, 100 percent of NHP Partners, Inc., and The National Housing Partnership.

During 1994, 1995 and 1996, the personnel working at the Majority-Owned Partnerships properties and other properties that are managed by NHPMC and owned by Partnerships in which the Company has an interest, were employees of NHPI. NHPI is reimbursed for actual salaries and related benefits. In addition, NHPMC received fees for its services as management agent equal to a set percentage of revenues of the various properties. The various properties also pay NHPI or its subsidiaries certain fees for other services provided, such as risk management services and membership in a group discount purchasing organization. NHPMC received $1,731,266, $1,691,651 and $1,671,809, in fees for management and other services provided to the Majority-Owned Partnerships in 1994, 1995 and 1996, respectively.

In connection with the Transaction, the Company entered into a series of agreements with NHPI, which establish an ongoing relationship between NHPI and the Company. These agreements include:

--  The Master Property Management Agreement which requires 1) selection of
    NHPI as property manager for properties in which the Company has controlling interest, subject to certain conditions, for an initial period of 25 years beginning in 1995, and 2) payment of a management termination fee to NHPI if the Company disposes of certain properties managed by NHPI;

-- The Services Agreement and Cost Allocation Agreement providing that the Company, which has no employees, reimburses NHPI (at NHPI's cost) for certain services provided to the Company. Reimbursements to NHPI under such agreements amounted to $3,128,000, $4,149,000 and $4,598,000 in 1994,
    1995 and 1996, respectively.

The Company had a liability of $3,172,029 and $1,122,915, payable to NHPI as of December 31, 1995 and 1996, respectively. Of this liability, $2,058,984 and $44,576, related to services provided to the Company by NHPI and other borrowings by NHP Partners, Inc., to fund periodic cash requirements, as of December 31, 1995 and 1996, respectively. NHPI's credit agreement with a group of banks permits NHPI to advance up to $7,500,000 to NHP Partners, Inc., for operating activities. The credit agreement further permits NHPI to advance up to an additional $10,000,000 to NHP Partners, Inc., for purposes of acquiring interests in multifamily residential housing properties in order that NHPI may obtain rights to manage those properties. Advances under these agreements accrue interest at prime rate plus 100 basis points per annum, 9.5 percent and 9.25 percent, as of December 31, 1995 and 1996, respectively. No advances have been made or are outstanding under the $10,000,000 provision. Interest paid to NHPI under this agreement was $0, $26,151 and $143,550 in 1994, 1995 and 1996, respectively. Also included in the December 31, 1995 and 1996, payable to NHPI is $975,103 which relates to certain escrow deposits (reported as deposits and deferred costs) which, when received by the Company, will be paid to NHPI.

Demeter, a shareholder/partner of the Company at December 31, 1996, paid
$7.5 million to purchase, from an unrelated party, an $11 million non-recourse note made by the Capital Group I Limited Partnership ("Capital Partnership"), one of the Majority Owned Partnerships. The note matures February 28, 1998, bears interest, payable quarterly, at a rate which increases from 9 percent (the current rate) to 14 percent per annum over its term. The note may be repaid at any time. Upon such prepayment, including prepayment due to default and acceleration, Capital Partnership must pay the lesser of the outstanding balance of principal and interest or such amount as will provide Demeter with a 25 percent internal rate of return on its $7.5 million purchase price. NCHP has a limited conditional guaranty in the amount of approximately $2.3 million plus future interest, fees and obligations of Capital Partnership to fund operating expenses. This conditional guaranty is only triggered if Capital Partnership files for bankruptcy petition or takes similar voluntary insolvency-related actions or if Capital Partnership takes any action to impede Demeter's efforts to foreclose on the loan or to realize on the note security. In January 1997, the property securing this note was sold and the note obligation repaid. See
Note 16, Subsequent Events.

In connection with the Transaction as described in Note 1, the shareholders of the Company agreed to provide a line of credit to the Company in an aggregate amount of $5.5 million, to be available for a period of three years from the date of the Transaction (August 1998). This line of credit will be available to satisfy specific obligations of the Company to NHPI and, with the consent of NHPI, for other uses. There were no borrowings under this line of credit as of December 31, 1995 or 1996.

14. COMMITMENTS AND CONTINGENT LIABILITIES:

LEASES

The Company is party to an office lease in Washington, D.C. that expires in October 2001. The space, which had served as corporate headquarters for NHPI, has been vacated by the Company and is either sublet to various subtenants or is available for sublease. An accrued lease liability was established in 1991 representing the estimated future payments less the estimated future receipts from the subtenants. The liability entails various estimates of future sublease receipts as well as buildout, leasing commissions, professional fees and other costs related to subleasing space.
To the extent subtenant lease receipts or costs related to subleasing the space vary from amounts originally estimated, the difference will be reflected in expense for those years when such amounts become known. Such difference resulted in a $1.2 million decrease in the estimated liability in 1996 which was accounted for as a reduction of other general and administrative expenses in the accompanying combined statements of operations.

Future cash commitments and sublease rental income on executed leases, as of December 31, 1996, which expire between 1997 and 2001 and have initial or remaining noncancelable lease terms in excess of one year, are as follows:

                 YEAR ENDED         LEASE        SUBLEASE
                DECEMBER 31,     COMMITMENTS      INCOME
               ---------------  -------------  -------------
               1997...........   $ 4,828,000    $ 2,035,000
               1998...........     4,973,000      2,436,000
               1999...........     5,173,000      2,464,000
               2000...........     5,321,000      2,468,000
               2001...........     4,126,000      1,854,000
                                 -----------    -----------
                                 $24,421,000    $11,257,000
                                 -----------    -----------
                                 -----------    -----------

The Company has two sale-leaseback agreements related to Majority-Owned Partnerships that provide for land to be leased back for 75-year periods ending between December 2063 and 2064. Commitments under the leases include base rent and participation rent based on the properties' gross rental receipts. The National Housing Partnership has guaranteed the rent payments under the lease agreements.

Minimum lease payments, as of December 31, 1996, under the sale-leaseback agreements, excluding the aforementioned participation rent, are as follows:

                                BASE
           YEAR ENDED          RENTAL
          DECEMBER 31,          DUE
        ----------------    -------------
        1997............    $     623,000
        1998............          623,000
        1999............          623,000
        2000............          623,000
        2001............          623,000
        Thereafter......       38,626,000
                            -------------
                            $  41,741,000
                            -------------
                            -------------

COMMITMENTS

HPI has a security trust agreement with National Union Fire Insurance
Company of Pittsburgh. All investments and approximately $718,000 of cash and cash equivalents as of December 31, 1995 and 1996, are held in trust to provide funds for the payment of future insurance losses.

GUARANTEES AND INDEMNIFICATIONS

In addition to the liabilities reflected on the combined balance sheets, the Company is guarantor of, or has agreed to indemnify others with respect to, losses relating to certain activities and transactions.

The Company has provided a $1.65 million and $1.15 million guarantee to a mortgagor in connection with secondary financing of two properties owned by Majority-Owned Partnerships. The Company, together with NHPI, has provided a $1.2 million tax credit repurchase guarantee and operating deficit guarantee with respect to one tax credit transaction. The Company has provided a total of $5.6 million of indemnification to a mortgagor in connection with mortgage financing of two properties, which indemnifications arise only under certain circumstances. The Company has provided a guarantee to a surety company with respect to approximately $1.0 million of surety bonds issued in connection with utility services to properties. In the opinion of management, future calls, if any, on these guarantees or indemnifications are not expected to have a material adverse effect on the financial position of the Company.

In addition to these guarantees and indemnities, the Company has undertaken to indemnify NHPI for losses in connection with NHPI's ownership (as opposed to management) of properties prior to its IPO and for environmental claims, if any, relating to the properties owned by the Company. The Company has also agreed to indemnify NHPI for certain tax liabilities arising out of the transfer of assets to the Company and relating to ownership or operation of the properties prior to the IPO. The indemnified tax liabilities may include potential liabilities with respect to certain past state sales and use taxes, to the extent the properties assessed those taxes are unable to pay. In the opinion of management, future calls, if any, of these guarantees and indemnifications are not expected to have a material adverse effect on the financial position of the Company.

SALES AND USE TAX

A state government has asserted that certain services provided by NHPI to properties in which the Company holds partnership interests constitute services taxable under that state's sales and use tax laws. This state and other states have claimed that taxes are due for prior periods, and have asserted liability against the applicable properties and/or NHPI for such taxes plus interest and penalties. The Company believes that any liability for such taxes and interest will ultimately be borne by the properties. The Company may be responsible for any such taxes that are assessed against the properties but cannot be paid by the properties, but any potential funding will be reimbursed, if possible, by the applicable property. The amount of the Company's ultimate liability with respect to these matters cannot be determined at this time. However, in the opinion of management, the resolution of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

LITIGATION

In the normal course of business, the Company is a party to various legal actions and claims. In the opinion of management, based on advice of counsel, the resolution of these actions and claims will not have a material adverse effect on the financial position or results of operations of the Company.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS:

The Company adopted SFAS No. 107, "Disclosures About Fair Value of
Financial Instruments," as of December 31, 1995. SFAS No. 107 requires disclosure of the fair value of financial instruments when fair value is estimable. The estimated fair value of the financial instruments has been determined based on pertinent information available to management and appropriate valuation methodologies. The carrying amounts of cash and cash equivalents, receivables, deposits, accounts payable and accrued expenses approximate fair value because of the short-term maturities of those items. As discussed in Note 1, investments in securities have been recorded at market value in accordance with SFAS No. 115. In addition, as discussed in Note 3, notes receivable have been recorded at fair value using estimated discounted cash flows in accordance with SFAS No. 114. Also, as discussed in Note 3, certain notes with zero carrying value and thus not reported as notes receivable, have an estimated fair value, based on estimated discounted cash flows, of $3.6 million. The carrying amount of the Company's notes payable and mortgages payable, with the exception of those identified below, are considered to approximate fair value as the related interest rates are variable and change with market interest rates, or are fixed rates but are comparable to market interest rates as of December 31, 1996. The mortgages payable to FHA, City of Chicago, Illinois Housing Authority and Affordable Housing Program Grant, as discussed in Note 6, do not bear interest at market interest rates, but have been issued in connection with affordable housing authorities and therefore their fair value is not considered practicable to estimate. It is also not practicable to estimate the fair value of the amount due to NHPI due to the related-party nature of the liability. In the opinion of management, the fair value of the Company's financial instruments are not materially different from the carrying value shown in the accompanying combined financial statements.

16. SUBSEQUENT EVENTS:

On January 30, 1997, the property owned by Capital Group I, a Majority Owned Partnership, was sold and the related note obligation repaid. Based on the Company's net investment in the partnership, the Company recognized a gain of approximately $2.4 million in the period ending March 31, 1997. No cash proceeds were received by the Company from this sale. This sale resulted in non-cash activity not reflected on the combined statement of cash flows for the three months ended March 31, 1997 as follows: decrease in accounts receivable of $62,836, decrease in other assets of $151,322, decrease in net property and equipment of $10,189,850, repayment of mortgage note payable and accrued interest of $11,000,000 and $1,762,848, respectively, and repayment of accounts payable and accrued expenses of $7,959,174.

On April 21, 1997, NHPI announced that it had entered into a definitive
Merger Agreement pursuant to which NHPI will be acquired by Apartment Investment and Management Company ("AIMCO"), a real estate investment trust whose shares are traded on the New York Stock Exchange. Upon completion of the merger, each of NHPI's stockholders will receive for each share of NHPI common stock, at the stockholder's election, either (i) a combination of .37383 shares of AIMCO common stock and $10.00 cash per share of NHPI common stock, or (ii) .74766 shares of AIMCO common stock. The merger is conditioned on the approval of NHPI's stockholders and AIMCO stockholders, the completion of the transactions between AIMCO and the majority stockholders of the Company described below, and customary state and federal regulatory and other approvals.

AIMCO has separately entered into a Stock Purchase Agreement with Demeter Holdings Corporation ("Demeter") and Capricorn Investors, L.P. ("Capricorn"), who together hold a majority of the outstanding shares of NHPI's common stock (approximately 54.8 percent). Pursuant to the Stock Purchase Agreement, AIMCO will acquire all of NHPI's common stock held by Demeter and Capricorn. AIMCO will pay Demeter $20 in cash per share for 50 percent of NHPI shares held directly and indirectly by Demeter. For the remainder of Demeter's shares and Capricorn's shares, AIMCO will pay .74766 shares of AIMCO common stock per share of NHPI common stock. On May 5, 1997, AIMCO acquired 6,496,071 shares of NHPI stock from Demeter and Capricorn, or approximately 51 percent of NHPI's outstanding shares, pursuant to the Stock Purchase Agreement. Upon completion of AIMCO's purchase of this portion of the shares held by Demeter and Capricorn, AIMCO holds a majority of the issued and outstanding shares of NHPI's common stock. The Stock Purchase Agreement provides for AIMCO to acquire the remaining 434,051 shares of NHPI common stock owned by Demeter and Capricorn. The merger with AIMCO will, however, require approval by two-thirds vote of all shares of NHPI common stock held by persons other than AIMCO.

17. CHANGE IN CONTROL:

On June 3, 1997, AIMCO acquired the Company from Demeter, Capricorn, Phemus Corporation, a Massachusetts corporation and an affiliate of Demeter ("Phemus"),
J. Roderick Heller, III, and NHP Partners Two LLC, a Delaware limited liability company, for $54.8 million in cash and warrants to purchase 399,999 shares of AIMCO common stock.

18. SEGMENT INFORMATION:

The following table sets forth the revenue and expenses by business segment for the years ended December 31, 1994, 1995 and 1996. The Company's business segments are defined as follows:

        Real estate operations -- owns and acquires general and limited partnership interests in multi-family rental housing properties principally in the United States.

        Insurance operations -- primarily reinsures properties in which the Company has an ownership interest for property and general liability risks.


        FOR THE YEAR ENDED            REAL ESTATE        INSURANCE
           DECEMBER 31,                OPERATIONS        OPERATIONS      ELIMINATIONS         TOTAL
----------------------------------    -------------    --------------    -------------    -------------
              1996
----------------------------------
Revenues..........................    $  32,415,102    $    6,000,205    $          --    $  38,415,307
Intersegment revenues.............               --            86,524          (86,524)            --
                                      -------------    --------------    -------------    -------------
                                      $  32,415,102    $    6,086,729    $     (86,524)   $  38,415,307
                                      -------------    --------------    -------------    -------------
                                      -------------    --------------    -------------    -------------

              1995
----------------------------------
Revenues..........................    $  34,291,935    $    3,860,861    $          --    $  38,152,796
Intersegment revenues.............               --           370,087         (370,087)              --
                                      -------------    --------------    -------------    -------------
                                      $  34,291,935    $    4,230,948    $    (370,087)   $  38,152,796
                                      -------------    --------------    -------------    -------------
                                      -------------    --------------    -------------    -------------

              1994
----------------------------------
Revenues..........................    $  31,790,755    $    3,317,795    $          --    $  35,108,550
Intersegment revenues.............               --           390,412         (390,412)              --
                                      -------------    --------------    -------------    -------------
                                      $  31,790,755    $    3,708,207    $    (390,412)   $  35,108,550
                                      -------------    --------------    -------------    -------------
                                      -------------    --------------    -------------    -------------
Depreciation and amortization
              1996................    $   3,903,688    $          --     $          --    $   3,903,688
              1995................        4,001,562               --                --        4,001,562
              1994................        3,681,402               --                --        3,681,402
Capital expenditures
              1996................    $     711,221    $          --     $          --    $     711,221
              1995................        1,832,585               --                --        1,832,585
              1994................        2,105,991               --                --        2,105,991
Identifiable assets
              1996................    $ 159,312,547    $  20,195,212     $  (3,398,644)   $ 176,109,115
              1995................      179,973,439       19,913,630        (6,603,560)     190,496,804

19. REAL ESTATE PARTNERSHIPS:

Below is a listing of partnerships in which the Company has invested and its percentage ownership.

    NHP Partners and The National Housing Partnership List of Partnerships and Percentage Interest 12/31/96

                                                                                    Limited    General       Total
                                                                                    Partner    Partner     Ownership
PARTNERSHIP NAME                                                                    Interest   Interest    Interest
----------------------------------------------------------------------------------  ---------  ---------  -----------

107-145 West 135th St Associates Limited Partnership..............................      25.00%      4.00%     29.00%

2900 Van Ness Associates..........................................................                  1.00%      1.00%
6000 King Drive Limited Partnership...............................................                  1.00%      1.00%
60th & King Drive Joint Venture...................................................                  1.00%      1.00%
62nd Street Limited Partnership...................................................                  2.61%      2.61%
630 East Lincoln Ave Associates Limited Partnership...............................                  5.00%      5.00%
7400 Roosevelt Investors..........................................................                  1.00%      1.00%

Abbott Associates Limited Partnership.............................................      24.00%      1.00%     25.00%

Academy Gardens Associates LP.....................................................                  5.00%      5.00%
Adirondack Apartments Saranac Associates LP.......................................                  5.00%      5.00%
Algonquin Tower Limited Partnership...............................................                  1.00%      1.00%
All Hallows Associates............................................................                  5.00%      5.00%

Allentown Towne House Limited Partnership.........................................       8.90%      1.00%      9.90%

Anglers Manor Associates LP.......................................................                  6.00%      6.00%
Antioch Apartments Limited........................................................                  5.00%      5.00%
Arvada House Limited Partnership..................................................                  6.00%      6.00%
Aspen Stratford Apartments Company B..............................................                  5.00%      5.00%
Aspen Stratford Apartments Company C..............................................                  5.00%      5.00%

Athens Arms Associates............................................................       4.79%      1.00%      5.79%

Audobon Park Associates...........................................................                  5.00%      5.00%
Baisley Park Associates LP........................................................                  6.00%      6.00%
Baldwin Oaks Elderly Limited......................................................                 16.00%     16.00%
Baldwin Towers Associates.........................................................                  2.00%      2.00%

Basswood Manor Limited Partnership................................................       4.79%      1.00%      5.79%
Bayview Hunters Point Apartments..................................................                  6.00%      6.00%
Beautiful Village Associates LP Redevelopment Company.............................                  5.00%      5.00%
Benjamin Banneker Plaza Associates................................................                  5.00%      5.00%
Bensalem Gardens Associates Limited...............................................                  1.00%      1.00%
Bensalem Gardens Associates Limited Partnership...................................                  1.00%      1.00%
Benton Square Partnership.........................................................                  5.00%      5.00%
Berkley Limited Partnership.......................................................                  6.00%      6.00%
Bloomsburg Elderly Associates.....................................................                  5.00%      5.00%
Boynton Beach Limited Partnership*................................................       1.00%     91.04%     92.04%
Branchwood Towers Limited Partnership.............................................                  4.50%      4.50%
Briarwood Apartments..............................................................                  1.00%      1.00%
Brightwood Limited Partnership....................................................                  1.00%      1.00%
Brightwood Manor Associates.......................................................      24.00%      2.00%     26.00%
Brinton Manor No 1 Associates.....................................................                  4.00%      4.00%
Brinton Towers Associates.........................................................      21.00%      5.00%     26.00%
Brookside Apartments Associates...................................................                  5.85%      5.85%
Brookview Apartments Co Limited...................................................                  1.00%      1.00%
Brunswick Village Limited Partnership.............................................                  0.99%      0.99%
Buckingham Hall Associates Limited Partnership....................................                  5.00%      5.00%
Buena Vista Apartments Limited....................................................                  1.00%      1.00%
Buffalo Village Associates........................................................      49.00%      1.00%     50.00%



* Majority-Owned Partnership

                                                                                    Limited    General       Total
                                                                                    Partner    Partner     Ownership
PARTNERSHIP NAME                                                                    Interest   Interest    Interest
----------------------------------------------------------------------------------  ---------  ---------  -----------
Cabell Associates Of Lakeview.....................................................                  1.00%       1.00%
California Square II Limited Partnership..........................................                  2.00%       2.00%
California Square Limited Partnership.............................................                  4.90%       4.90%

Cambridge Heights Apartments Limited*.............................................      45.00%      6.00%      51.00%

Campbell Heights Associates Limited Partnership...................................                  5.00%       5.00%
Canterbury Gardens Associates Limited Partnership.................................      14.00%      5.00%      19.00%

Capital Group I Associates*.......................................................                100.00%     100.00%

Capital Park Limited Partnership..................................................                  1.00%       1.00%
Caroline Arms Limited Partnership.................................................                  1.00%       1.00%
Caroline Associates I, Limited Partnership........................................                  5.90%       5.90%
Carter Associates Limited Partnership.............................................                 16.00%      16.00%
Casa Del Mar Associates Limited Partnership.......................................                  5.54%       5.54%
Center Square Associates..........................................................       4.00%      2.00%       6.00%
Central Village Associates Limited Partnership....................................       1.88%      1.00%       2.88%
Central Woodlawn LP...............................................................                  1.00%       1.00%
Central Woodlawn Rehabilitation Joint Venture.....................................                 75.00%      75.00%
Chapel Housing Limited Partnership................................................                  6.00%       6.00%
Chateau Gardens...................................................................                  1.00%       1.00%
Cheek Road Limited Partnership....................................................      10.19%      1.00%      11.19%
Chesterfield Housing Associates...................................................                  5.00%       5.00%

Cheyenne Village Apartments Limited Partnership*..................................      66.00%      1.00%      67.00%

Christopher Court Housing Co Limited Partnership..................................                  5.00%       5.00%
Church Street Associates LP.......................................................                  0.25%       0.25%
Churchview Gardens Associates.....................................................                  1.00%       1.00%
Churchview Gardens Limited Partnership............................................                  1.00%       1.00%
Citrus Park Associates Limited....................................................                  1.00%       1.00%
Clay Cts Associates Limited Partnership...........................................                  5.50%       5.50%
Clover Ridge East Limited Partnership.............................................      48.10%      1.00%      49.10%
Club Apartment Associates.........................................................                  2.00%       2.00%
Club Apartments Associates........................................................                  1.00%       1.00%
College Heights Limited Partnership...............................................       1.88%      1.00%       2.88%
College Park Associates...........................................................                  1.00%       1.00%
College Park Associates Limited Partnership.......................................                  5.00%       5.00%
Colonial Terrace I Associates.....................................................       4.79%      1.00%       5.79%
Colonial Terrace II Associates....................................................       4.79%      1.00%       5.79%
Colony Apartments Co Limited......................................................                  1.00%       1.00%
Columbus Square Associates I Limited Partnership..................................                  6.00%       6.00%
Columbus Square Associates II Limited Partnership.................................                  6.00%       6.00%
Community Circle II Limited.......................................................                  5.20%       5.20%
Community Developers Of High Point Limited Partnership............................                  5.00%       5.00%
Community Developers Of Princeville Limited Partnership...........................                  4.10%       4.10%
Concord Houses Associates.........................................................                  5.00%       5.00%
Congress Park Associates II Limited Partnership...................................                  2.00%       2.00%
Congress Park Associates Limited Partnership......................................                  1.10%       1.10%
Connecticut Colony Associates Limited Partnership.................................                  1.00%       1.00%
Copperstone Circle Limited Partnership............................................                  1.00%       1.00%
Copperstone Limited Partnership...................................................                  1.00%       1.00%
Copperwood II Limited Partnership.................................................                  5.00%       5.00%


* Majority-Owned Partnership

                                                                                    Limited    General       Total
                                                                                    Partner    Partner     Ownership
PARTNERSHIP NAME                                                                    Interest   Interest    Interest
----------------------------------------------------------------------------------  ---------  ---------  -----------
Copperwood Limited Partnership....................................................                  5.00%       5.00%
Cottonwood Apartments.............................................................                  1.00%       1.00%
Country Lakes Associates Two LP...................................................                  1.00%       1.00%
Country Villa Associates..........................................................                  2.00%       2.00%
Countrybrook Associates...........................................................                  1.00%       1.00%
Crosland Housing Associates.......................................................                  5.00%       5.00%
Cross Creek Limited Partnership...................................................                  1.00%       1.00%
Cumberland Court Associates.......................................................       6.00%      5.00%      11.00%
Darby Townhouses Limited Partnership..............................................                  1.00%       1.00%
Darbytown Development Associates LP...............................................                  1.00%       1.00%
DarbyTownhouses Associates........................................................                  1.00%       1.00%
Delcar T Limited Partnership......................................................                  1.00%       1.00%
Delcar-S Limited..................................................................                  1.00%       1.00%
Diakonia Associates...............................................................                  1.00%       1.00%
Dip Limited Partnership...........................................................       4.00%      1.00%       5.00%
Dip Limited Partnership II........................................................                  5.00%       5.00%
Dip Limited Partnership III.......................................................                  5.00%       5.00%
Doral Gardens Associates..........................................................                  1.00%       1.00%
Doral Limited Partnership.........................................................                  5.47%       5.47%
Downing Apartments................................................................                  1.00%       1.00%
Duke Manor Associates.............................................................                  5.00%       5.00%
Duquesne Associates No. 1.........................................................                  1.00%       1.00%
East Hampton Limited Partnership..................................................                  1.00%       1.00%
Eastcourt Village Partners........................................................      14.00%      5.00%      19.00%
Easton Terrace I Associates Limited Partnership...................................       2.41%      1.00%       3.41%

Easton Terrace II Associates Limited Partnership*.................................                100.00%     100.00%

Eastridge Apartments..............................................................                  1.00%       1.00%
Eastridge Associates..............................................................                  4.41%       4.41%
Edgewood II Associates............................................................                  5.00%       5.00%
Edmond Estates Limited Partnership................................................                  1.00%       1.00%
Elden Limited Partnership.........................................................                  1.00%       1.00%
Elderly Housing Associates Limited Partnership....................................                  5.00%       5.00%

Elm Creek Limited Partnership*....................................................       1.00%     95.75%      96.75%

Emory Grove Associates Limited Partnership........................................                  3.97%       3.97%
Emory Grove Limited Partnership...................................................                  1.00%       1.00%
Esbro Limited Partnership.........................................................                  1.00%       1.00%
Eustis Apartments Limited.........................................................                  5.00%       5.00%
Fairburn & Gordon Associates Phase II.............................................                  1.00%       1.00%
Fairburn & Gordon Associates Phase I..............................................                  1.00%       1.00%
Fairfax Associates Limited Partnership............................................                  1.00%       1.00%
Fairmeadows Limited...............................................................                  1.00%       1.00%
Fairmont #1 Limited Partnership...................................................                  1.25%       1.25%
Fairmont #2 Limited Partnership...................................................                  1.25%       1.25%
Fairview Homes Associates.........................................................                  4.90%       4.90%
Fairwood Associates...............................................................                  5.00%       5.00%
Federal Square Village Limited Partnership........................................                  1.00%       1.00%
Ferncliff Limited Partnership.....................................................                 11.70%      11.70%

Field Associates..................................................................                  1.00%       1.00%



* Majority-Owned Partnership

                                                                                    Limited    General       Total
                                                                                    Partner    Partner     Ownership
PARTNERSHIP NAME                                                                    Interest   Interest    Interest
----------------------------------------------------------------------------------  ---------  ---------  -----------
First Alexandria Associates Limited Partnership...................................                  1.00%       1.00%
Flatbush Nsa Associates Limited Partnership.......................................                  5.00%       5.00%
Forest Apartments Associates......................................................       1.00%      1.00%       2.00%
Forest Green Limited Partnership..................................................                  1.00%       1.00%
Forrester Gardens Limited.........................................................                  1.00%       1.00%
Forst Park Elderly Associates Limited Partnership.................................                  6.00%       6.00%
Fort Carson Associates Limited Partnership........................................                  1.00%       1.00%
Franklin Chandler Associates......................................................                  9.00%       9.00%
Franklin Chapel Hill Associates...................................................                  2.00%       2.00%
Franklin Eagle Rock Associates....................................................                  2.00%       2.00%
Franklin Housing Associates.......................................................                  1.00%       1.00%
Franklin Kelly Associates.........................................................                  1.00%       1.00%
Franklin New York Avenue Associates...............................................                  1.00%       1.00%
Franklin Park Limited Partnership.................................................                  1.00%       1.00%
Franklin Pheasant Ridge Associates................................................                  1.00%       1.00%
Franklin Ridgewood Associates.....................................................                  1.10%       1.10%
Franklin Sentry Four Associates...................................................                  1.00%       1.00%
Franklin Square School Associates Limited Partnership.............................                  2.10%       2.10%
Franklin Victoria Associates. I...................................................                  8.70%       8.70%
Franklin Woods Associates.........................................................                  1.00%       1.00%
Friendset Housing Co Limited Partnership..........................................      25.00%      4.00%      29.00%
Frio Housing Limited Partnership..................................................                  5.00%       5.00%
Galion Limited Partnership........................................................                  1.00%       1.00%
Garfield Hill Associates Limited Partnership......................................                  1.10%       1.10%
Gate Manor Apartments Limited.....................................................                  5.00%       5.00%
Gates Mill I Limited Partnership..................................................                  1.00%       1.00%
Gateway Village Associates........................................................                  1.00%       1.00%
Genesee Gardens Associates Limited Partnership....................................       1.88%      1.00%       2.88%
Gladys Hampton Homes Associates Limited Partnership...............................                  5.00%       5.00%
Golden Apartments I...............................................................                  5.00%       5.00%
Golden Apartments II..............................................................                  5.00%       5.00%
Grandland Realty Associates.......................................................                  1.00%       1.00%
Grandview Apartments..............................................................                  1.00%       1.00%
Greater Hartford Associates Limited Partnership...................................                  1.00%       1.00%
Greater Mt Calvary Terrace Limited................................................                  1.00%       1.00%
Greater Richmond Cmnty Dev Corp #1 & Associates...................................                 15.00%      15.00%
Greater Richmond Cmnty Dev Corp #2 & Associates...................................                 15.00%      15.00%
Green Mtn Manor Limited Partnership...............................................       2.97%      1.00%       3.97%
Greenfield Apartments Limited Partnership.........................................                  1.00%       1.00%
Greenfield Limited Partnership....................................................                  2.55%       2.55%
Greenfield North Apartments Limited Partnership...................................                  1.00%       1.00%
Greenfield North Limited Partnership..............................................                  2.55%       2.55%
Griffith Limited Partnership......................................................                  1.00%       1.00%
Grosvenor House Associates Limited Partnership....................................                  1.00%       1.00%
Grove Park Villas, Limited........................................................                  5.00%       5.00%
Gulfway Limited Partnership.......................................................                  1.00%       1.00%
GW Carver Limited.................................................................                  5.00%       5.00%
Haili Associates..................................................................                  5.00%       5.00%


* Majority-Owned Partnership

                                                                                     Limited    General      Total
                                                                                     Partner    Partner     Ownership
PARTNERSHIP NAME                                                                     Interest   Interest    Interest
----------------------------------------------------------------------------------  ---------  ---------  -----------
Haines Associates Limited Partnership.............................................                  1.00%       1.00%
Hamilton House Associatesiates Limited Partnership................................                  5.56%       5.56%
Harold House Limited Partnership..................................................                  1.00%       1.00%

Harris Park Limited Partnership*..................................................      98.00%      1.00%      99.00%

Hatillo Housing Associates........................................................       1.00%      5.00%       6.00%
Hawksworth Gardens Associates.....................................................                  1.00%       1.00%
Heights Associates Limited Partnership............................................                  5.00%       5.00%
Hemingway Housing Associates Limited Partnership..................................                  5.00%       5.00%
Heritage Village Limited Partnership..............................................                  1.00%       1.00%
Hickory Ridge Associates Limited..................................................                  1.00%       1.00%
Highlands Village II Limited......................................................                  5.00%       5.00%
Hillcrest Green Apartments Limited................................................                  2.00%       2.00%
Hillside Village Associates.......................................................                  5.00%       5.00%
Hilltop Apartments Associates.....................................................      10.00%      1.00%      11.00%
Hilltop Limited Partnership.......................................................                  1.00%       1.00%
Hollows Associates Limited Partnership............................................                  5.00%       5.00%
Hollywood Gardens.................................................................                  4.10%       4.10%
Housing Assistance Of Mt Dora Limited.............................................                  5.00%       5.00%
Housing Assistance Of Orange City Limited.........................................                  5.00%       5.00%
Housing Assistance Of Vero Beach Limited..........................................                  5.00%       5.00%
Housing Assistance Sebring Limited................................................                  5.00%       5.00%
Houston Aristocrat Apartments Limited Partnership.................................       9.00%      1.00%      10.00%
HRH Properties, Limited...........................................................                  5.00%       5.00%
Hudson Terrace Associates Limited Partnership.....................................      21.00%      1.00%      22.00%
Hunters Run Partners Limited......................................................                  1.00%       1.00%
Hurbell I Limited Partnership.....................................................                  1.00%       1.00%
Hurbell II Limited Partnership....................................................                  1.00%       1.00%
Hurbell III Limited Partnership...................................................                  1.00%       1.00%
Hurbell IV Limited Partnership....................................................                  1.00%       1.00%
IDA Tower.........................................................................      24.00%      1.00%      25.00%
Indian Valley II Limited Partnership..............................................                  1.00%       1.00%
Indian Valley III Limited Partnership.............................................                  1.00%       1.00%
Indian Valley Limited Partnership.................................................                  1.00%       1.00%
Ingram Square Apartments Limited..................................................                  5.00%       5.00%
Intown West Associates Limited Partnership........................................                  3.00%       3.00%
Ivanhoe Associates Limited Partnership............................................                  1.00%       1.00%
Jamestown Village Associates......................................................                  1.94%       1.94%
Jersey Park Associates Limited Partnership........................................                  5.00%       5.00%
JFK Associates....................................................................                  5.00%       5.00%
Johnson Square Associates.........................................................                  6.00%       6.00%

Johnston Square Associates Limited Partnership....................................                  0.00%       0.00%

JVL 18 Associates Limited Partnership Verified....................................                  5.90%       5.90%
JVL 19 Associates Limited Partnership Verified....................................                  5.00%       5.00%
JVL Limited Partnership...........................................................                  5.85%       5.85%
JVL Sixteen Limited Partnership...................................................                  6.00%       6.00%
Kapuna Associates.................................................................                  5.00%       5.00%
Kemar Townhouses Associates.......................................................                  1.00%       1.00%
Kennedy Homes Limited Partnership.................................................                  1.00%       1.00%


* Majority-Owned Partnership

                                                                                   Limited     General      Total
                                                                                   Partner     Partner     Ownership
PARTNERSHIP NAME                                                                   Interest    Interest    Interest
----------------------------------------------------------------------------------  ---------  ---------  -----------
Kenneth Arms......................................................................                  1.00%       1.00%
Key Parkway West Associates Limited Partnership...................................                  5.00%       5.00%
Kimberton Limited Partnership.....................................................                  1.00%       1.00%
King Bell Associates..............................................................                  1.00%       1.00%
Knollcrest Apartments Limited Partnership.........................................                  1.00%       1.00%
Koolau Housing Associates.........................................................                  5.00%       5.00%
La Salle Apartments...............................................................                  6.00%       6.00%
La Vista Associates...............................................................                  1.00%       1.00%
Lafayette Manor Associates Limited Partnership....................................                  4.85%       4.85%
Lafayette Towne Elderly Limited Partnership.......................................                  6.00%       6.00%
Lafayette Towne Family Limited Partnership........................................                  6.00%       6.00%
Laing Village Limited Partnership.................................................                  5.00%       5.00%
Lake Avenue Associates............................................................                  1.00%       1.00%
Lake Crossing Limited Partnership.................................................      42.90%      1.00%      43.90%
Lake Forest Apartments............................................................                  1.84%       1.84%
Lake Wales Villas Limited.........................................................                  5.00%       5.00%
Lakehaven Associates One Limited Partnership......................................                  1.00%       1.00%
Lakehaven Associates Two Limited Partnership......................................                  1.00%       1.00%
Lakeland East Limited Partnership.................................................                  1.00%       1.00%
Lakeview Arms Associates Limited Partnership......................................                  6.00%       6.00%
Lakeview Villas Limited...........................................................                  5.00%       5.00%
Las Americas Housing Associates...................................................       1.00%      5.00%       6.00%
Lassen Associates.................................................................                  5.00%       5.00%
Laurel Gardens, A Partnership In Commendam........................................                  1.00%       1.00%
Lee Hy Manor Associates Limited Partnership.......................................                  5.00%       5.00%
Lewisburg Associates..............................................................                  5.00%       5.00%
Lewisburg Elderly Associates......................................................                  5.00%       5.00%
Lincmar Associates................................................................                  1.00%       1.00%
Lincoln Park Associates...........................................................                  5.00%       5.00%
Linden Court Associates Limited Partnership.......................................                  5.00%       5.00%
Lock Haven Elderly Associates.....................................................       1.00%      5.00%       6.00%
Lock Haven Gardens Associates.....................................................       1.00%      5.00%       6.00%
Locust Park Associates............................................................                 10.00%      10.00%
Loring Towers Apartments Limited Partnership......................................                  1.00%       1.00%
Loring Towers Associates..........................................................                 26.00%      26.00%
Loudoun House Limited Partnership.................................................                  1.00%       1.00%
M&P Development Co................................................................                  6.00%       6.00%
Manzanita Arms....................................................................                  1.00%       1.00%
Maple Hill Associates.............................................................                  5.00%       5.00%
Maple Park East Limited Partnership...............................................      10.19%      1.00%      11.19%
Maple Park West Limited Partnership...............................................      10.19%      1.00%      11.19%
Marten Manor Realty Associates....................................................                  1.00%       1.00%
Mayfair Manor Limited Partnership.................................................                  1.00%       1.00%
McColl Housing Associates.........................................................                  5.00%       5.00%
Meadowood Associates Limited Partnership..........................................                  1.00%       1.00%
Meadowood III Associates Limited Partnership......................................                  1.00%       1.00%
Meadowood Townhouses I Limited Partnership........................................                  1.00%       1.00%
Meadowood Townhouses III Limited Partnership......................................                  1.00%       1.00%


* Majority-Owned Partnership

                                                                                     Limited    General      Total
                                                                                     Partner    Partner     Ownership
PARTNERSHIP NAME                                                                     Interest   Interest    Interest
----------------------------------------------------------------------------------  ---------  ---------  -----------
Meadows Apartments Limited Partnership............................................                  1.00%       1.00%
Meadows East Apartments Limited Partnership.......................................                  1.00%       1.00%
Menlo Park Limited Partnership....................................................                  1.00%       1.00%
Merced Commons....................................................................                  5.00%       5.00%
Merced Commons II.................................................................                  4.00%       4.00%
Miami Elderly Associates Limited Partnership......................................                  1.00%       1.00%
Mill Street Associates Limited Partnership........................................                  5.00%       5.00%
Milliken Apartments Company.......................................................                  1.00%       1.00%
Miramar Housing Associates Limited Partnership....................................                  6.00%       6.00%
Monaco Arms Associates I..........................................................                  1.00%       1.00%
Monaco Arms Associates II Limited.................................................                  1.00%       1.00%
Monmouth Associates Limited Partnership...........................................                  1.00%       1.00%
Montblanc Gardens Apartments Associates...........................................                 10.00%      10.00%
Montblanc Housing Associates......................................................       1.00%      5.00%       6.00%
Monument Street Limited Partnership...............................................                  6.00%       6.00%
Morrisania Towers Housing Co Limited Partnership..................................                  5.00%       5.00%
Moss Gardens Limited, a Partnership in Commendam..................................                  5.00%       5.00%

MRR Limited Partnership*..........................................................                 80.00%      80.00%

Murphy Blair Associates III Associates Limited Partnership........................                  1.00%       1.00%
Muske Limited Partnership.........................................................                  1.00%       1.00%
Natick Associates.................................................................                  1.00%       1.00%
National Housing Partnership Realty Fund I........................................                  2.00%       2.00%
National Housing Partnership Realty Fund III......................................                  2.00%       2.00%
National Housing Partnership Realty Fund IV.......................................                  1.00%       1.00%
National Housing Partnership Realty Fund Two......................................                  2.05%       2.05%
National Housing Partnership RESI Associates I Limited Partnership................                  1.00%       1.00%
Neighborhoods Of The Universities Lock St Apartments Co...........................                  5.00%       5.00%
New Vistas Apartments Associates Phase II.........................................                  1.00%       1.00%
New Vistas Apartments Limited Partnership.........................................                  5.00%       5.00%
New West 111th St Housing Company Limited Partnership.............................                  5.00%       5.00%
New West 111th St Two Associates Limited Partnership..............................                  5.00%       5.00%
Newton Hill Limited Partnership...................................................                  1.00%       1.00%
NHP Bayberry Associates LP........................................................                  0.50%       0.50%
NHP Bayshore Gardens L.P..........................................................                  0.50%       0.50%
NHP Carriage Associates LP........................................................                  0.50%       0.50%
NHP Carriage, LP..................................................................                  0.50%       0.50%
NHP Center Associates LP..........................................................                  0.50%       0.50%
NHP Center, LP....................................................................                  0.50%       0.50%
NHP Chapparal Associates LP.......................................................                  1.00%       1.00%
NHP Coach Associates LP...........................................................                  0.50%       0.50%
NHP Coach, LP.....................................................................                  0.50%       0.50%
NHP Cornerstone Associates. LP....................................................                  0.50%       0.50%
NHP Cornerstone, LP...............................................................                  0.50%       0.50%
NHP Country Club Woods Associates LP..............................................                  1.00%       1.00%
NHP Dove Associates. LP...........................................................                  0.50%       0.50%
NHP Dove, LP......................................................................                  0.50%       0.50%
NHP Elk Associates. LP............................................................                  0.50%       0.50%
NHP Elk, LP.......................................................................                  0.50%       0.50%


* Majority-Owned Partnership

                                                                                     Limited    General      Total
                                                                                     Partner    Partner     Ownership
PARTNERSHIP NAME                                                                     Interest   Interest    Interest
----------------------------------------------------------------------------------  ---------  ---------  -----------
NHP Forest II Associates. LP......................................................                  0.50%       0.50%
NHP Forest II, LP.................................................................                  0.50%       0.50%
NHP Forest IV Associates. LP......................................................                  0.50%       0.50%
NHP Forest IV, LP.................................................................                  0.50%       0.50%
NHP Gates of Arlington Associates LP..............................................                  0.50%       0.50%
NHP Gates of Arlington, LP........................................................                  0.50%       0.50%
NHP Greeen Associates LP..........................................................                  0.50%       0.50%
NHP Greeen, LP....................................................................                  0.50%       0.50%
NHP Greenbriar Associates LP......................................................                  1.00%       1.00%
NHP Greenbriar, LP................................................................                  1.00%       1.00%
NHP Heather I Associates LP.......................................................                  0.50%       0.50%
NHP Heather I, LP.................................................................                  0.50%       0.50%
NHP Heather II Associates. LP.....................................................                  0.50%       0.50%
NHP Heather II, LP................................................................                  0.50%       0.50%
NHP Hessian Hills Associates LP...................................................                  1.00%       1.00%
NHP Hessian Hills, LP.............................................................                  1.00%       1.00%
NHP High River Associates LP......................................................                  1.00%       1.00%
NHP High River, LP................................................................                  1.00%       1.00%
NHP Joint Ventures, Inc...........................................................                 50.00%      50.00%
NHP Lane Associates LP............................................................                  0.50%       0.50%
NHP Lane, LP......................................................................                  0.50%       0.50%
NHP Laurel III Associates LP......................................................                  0.50%       0.50%
NHP Laurel III, LP................................................................                  0.50%       0.50%
NHP Longfellow Associates. LP.....................................................                  0.50%       0.50%
NHP Longfellow, LP................................................................                  0.50%       0.50%
NHP Mattapony, LP.................................................................      15.67%      1.00%      16.67%
NHP Midland Associates LP.........................................................                  0.50%       0.50%
NHP Midland, LP...................................................................                  0.50%       0.50%
NHP Mill Creek Associates LP......................................................                  0.50%       0.50%
NHP Mill Creek, LP................................................................                  0.50%       0.50%
NHP Oak Associates LP.............................................................                  0.50%       0.50%
NHP Oak, LP.......................................................................                  0.50%       0.50%
NHP Paradise Bay Associates. LP...................................................                  0.50%       0.50%
NHP Paradise Bay, LP..............................................................                  0.50%       0.50%
NHP Park Associates LP............................................................                  0.50%       0.50%
NHP Park Village L.P..............................................................                  0.50%       0.50%
NHP Parkview Associates LP........................................................                  0.50%       0.50%
NHP Parkview, LP..................................................................                  0.50%       0.50%
NHP Pembroke Associates LP........................................................                  1.00%       1.00%
NHP Pine Creek Manor Associates. LP...............................................                  0.50%       0.50%
NHP Pine Creek Manor, LP..........................................................                  0.50%       0.50%
NHP Port Richey Associates LP.....................................................                  0.50%       0.50%
NHP Port Richey, LP...............................................................                  0.50%       0.50%
NHP Regal Associates LP...........................................................                  0.50%       0.50%
NHP Regal, LP.....................................................................                  0.50%       0.50%
NHP Southeast Partners, LP........................................................      21.60%      2.80%      24.40%
NHP Southwest Partners, LP........................................................      49.50%      5.00%      50.00%
NHP Spring Lake Manor Associates LP...............................................                  1.00%       1.00%


* Majority-Owned Partnership

                                                                                    Limited    General       Total
                                                                                    Partner    Partner     Ownership
PARTNERSHIP NAME                                                                    Interest   Interest    Interest
----------------------------------------------------------------------------------  --------   ---------  -----------
NHP Spring Lake Manor, LP.........................................................                  1.00%       1.00%
NHP Summer Associates LP..........................................................                  0.50%       0.50%
NHP Summer, LP....................................................................                  0.50%       0.50%
NHP Summit Associates LP..........................................................                  0.50%       0.50%
NHP Summit, LP....................................................................                  0.50%       0.50%
NHP Sunridge Associates LP........................................................                  0.50%       0.50%
NHP Sunridge, LP..................................................................                  0.50%       0.50%
NHP Three Chopt West Associates LP................................................                  1.00%       1.00%
NHP Three Chopt West, LP..........................................................                  1.00%       1.00%
NHP Timberview Associates LP......................................................                  0.50%       0.50%
NHP Timberview, LP................................................................                  0.50%       0.50%
NHP Town & Country, LP............................................................                  1.00%       1.00%
NHP Town & Country/Country Place Associates LP....................................                  1.00%       1.00%
NHP Town & Country/Country Place, LP..............................................                  1.00%       1.00%
NHP Townhouse Associates LP.......................................................                  1.00%       1.00%
NHP Townhouse LP..................................................................                  1.00%       1.00%
NHP Twin Associates LP............................................................                  0.50%       0.50%
NHP Twin Gates East Associates LP.................................................                  1.00%       1.00%
NHP Twin Gates East,LP............................................................                  1.00%       1.00%
NHP Twin, LP......................................................................                  0.50%       0.50%
NHP Villa Associates LP...........................................................                  0.50%       0.50%
NHP Villas L.P....................................................................                  0.50%       0.50%
NHP Will-O-Wisp Arms Associates LP................................................                  1.00%       1.00%
NHP Will-O-Wisp Arms, L.P.........................................................                  1.00%       1.00%
NHP Windsor Crossing L.P..........................................................                  1.00%       1.00%
NHP Woodcreek Associates LP.......................................................                  0.50%       0.50%
NHP Woodcreek, LP.................................................................                  0.50%       0.50%
NHP-HG Ten, LP....................................................................      99.00%      1.00%     100.00%
Norco Associates..................................................................                  1.00%       1.00%
North Lake Terrace Associates Limited Partnership.................................                  1.00%       1.00%
North Washington Park Partnership.................................................                  5.00%       5.00%
Northgate Village Limited Partnership.............................................                  1.00%       1.00%
Northwest Terrace Associates Limited Partnership..................................                  1.00%       1.00%
Oak Hollow South Associates.......................................................                  5.00%       5.00%
Oak West Limited Partnership......................................................                  1.00%       1.00%
Oakcrest Terrace Associates.......................................................                  5.00%       5.00%
Oakland City West End Associates Limited..........................................                  5.00%       5.00%
Oakland Village Townhouse Associates Limited Partnership..........................                  6.10%       6.10%
Oakwood Limited Partnership.......................................................                  1.00%       1.00%
Oakwood Muskegon Limiterd Partnership.............................................                  1.00%       1.00%
Ocala Place Limited...............................................................                  5.00%       5.00%
Old Farm Associates...............................................................                  0.60%       0.60%
Olde Rivertown Venture Limited Partnership........................................                  1.00%       1.00%
One Lytle Place...................................................................                 24.67%      24.67%
One West Conway Associates Limited Partnership....................................                  4.00%       4.00%
Orange City Villas II Limited.....................................................                  5.00%       5.00%
Orange Village Associates.........................................................                  5.00%       5.00%
Orangeburg Manor..................................................................                  5.00%       5.00%


* Majority-Owned Partnership

                                                                                     Limited    General       Total
                                                                                     Partner    Partner     Ownership
PARTNERSHIP NAME                                                                     Interest   Interest    Interest
----------------------------------------------------------------------------------  ---------  ---------  -----------
Orchard Mews Associates Limited Partnership.......................................                  6.00%       6.00%
Orlando-Lake Conway Limited Partnership...........................................                  1.00%       1.00%
Overbrook Park Limited............................................................                  5.00%       5.00%
Oxford Oaks Investors Limited Partnership.........................................                  6.41%       6.41%
Oxford Place Associates...........................................................                  5.00%       5.00%
P W III Associates Limited Partnership............................................                  4.90%       4.90%
P W IV Associates Limited Partnership.............................................                  5.90%       5.90%
P W V Associates Limited Partnership..............................................                  5.00%       5.00%
P W VI Associates Limited Partnership.............................................                  3.52%       3.52%
Palm House Limited Partnership....................................................                  1.00%       1.00%
Palmer Square Apartments Associates...............................................                  0.66%       0.66%
Park Ave West I Limited Partnership...............................................                  1.00%       1.00%
Park Ave West II Limited Partnership..............................................                  1.00%       1.00%
Park Creek Limited Partnership....................................................                  3.97%       3.97%
Parkview Apartments Limited Partnership...........................................                  5.00%       5.00%
Parkview Arms Associates I Limited Partnership....................................                  1.00%       1.00%
Parkview Arms Associates II Limited Partnership...................................                  1.00%       1.00%
Parkview Associates Limited Partnership Verified..................................                  4.94%       4.94%
Parkways Associates Limited Partnership...........................................                  5.50%       5.50%
Pavilion Associates...............................................................                  3.97%       3.97%
Pendleton Riverside Apartments Oregon Limited.....................................                  1.00%       1.00%
Penn Hall Associates Limited Partnership..........................................                  1.00%       1.00%
Peppertree Village Of Avon Park Limited...........................................                  5.00%       5.00%
Pershing Waterman Phase I Limited Partnership.....................................                 29.90%      29.90%
Pittsfield Neighborhood Associates................................................                  5.00%       5.00%
Place One Limited Partnership.....................................................                  6.00%       6.00%
Plantation Partners Limited.......................................................                  0.66%       0.66%
Pleasant Valley Apartments Limited Partnership....................................                  4.50%       4.50%
Point West Limited Partnership....................................................                  1.00%       1.00%
Portfolio Properties Eight Associated Limited Partnership.........................                  1.00%       1.00%
Portfolio Properties Eleven Associated Limited Partnership........................                  1.00%       1.00%
Portfolio Properties Fifteen Associated Limited Partnership.......................                  2.20%       2.20%
Portfolio Properties Five Associated Limited Partnership..........................                  1.00%       1.00%
Portfolio Properties Four Associated Limited Partnership..........................                  1.00%       1.00%
Portfolio Properties Nine Associated Limited Partnership..........................                  3.68%       3.68%
Portfolio Properties Seven Associated Limited Partnership.........................                  1.97%       1.97%
Portfolio Properties Six Associated Limited Partnership...........................                  1.00%       1.00%
Portfolio Properties Ten Associated Limited Partnership...........................                  1.00%       1.00%
Portfolio Properties Three Associated Limited Partnership.........................                  1.00%       1.00%
Portfolio Properties Two Associated Limited Partnership...........................                  1.00%       1.00%
Portland Plaza Limited Partnership................................................                  1.10%       1.10%
Portner Place Associates Limited Partnership......................................                  5.00%       5.00%
Post St Associates Limited Partnership............................................                  6.00%       6.00%

Pride Gardens*....................................................................      92.00%      6.00%      98.00%

Prince Street Towers Limited Partnership..........................................                  9.90%       9.90%
Pueblo Limited Partnership........................................................                  2.00%       2.00%
Queenstown Apartments Limited Partnership.........................................                  5.00%       5.00%
Rancho Arms.......................................................................                  1.00%       1.00%


* Majority-Owned Partnership

                                                                                     Limited    General       Total
                                                                                     Partner    Partner     Ownership
PARTNERSHIP NAME                                                                     Interest   Interest    Interest
----------------------------------------------------------------------------------  ---------  ---------  -----------
Rancho Townhouse Associates.......................................................                  5.00%       5.00%
Registry Square Limited Partnership...............................................                  5.00%       5.00%
Retirement Manor Associates.......................................................                  1.00%       1.00%
RI-15 Limited Partnership.........................................................                  5.00%       5.00%
Richlieu Associates...............................................................                  1.94%       1.94%
Ridge Carlton Associates Limited Partnership......................................                  1.00%       1.00%
River Woods Associates Limited Partnership........................................                  1.00%       1.00%
Riverfront Apartments Limited Partnership.........................................                  9.90%       9.90%
Riverloft Associates Limited Partnership..........................................                  1.00%       1.00%
Riverloft Apartments Limited Partnership..........................................                  1.00%       1.00%
Riverview II Associates Limited Partnership.......................................                  5.00%       5.00%
Rockwell Limited Partnership......................................................                  1.00%       1.00%
Rodeo Drive Limited Partnership...................................................                  1.00%       1.00%
Rolling Meadows Of Ada Limited....................................................                  2.00%       2.00%
Royal Towers Limited Partnership..................................................                  1.00%       1.00%
Ruffin Road Associates Limited Partnership........................................                  6.00%       6.00%
Ruscombe Gardens Limited Partnership..............................................                  3.90%       3.90%
Rutherford Park Townhouses Associates.............................................                  3.00%       3.00%
Saint George Villas Limited Partnership...........................................                  5.00%       5.00%
San Jose Limited Partnership......................................................                  1.00%       1.00%
San Juan Apartments...............................................................                  1.00%       1.00%
San Juan Del Centro Limited Partnership...........................................                  1.00%       1.00%
Sandy Springs Associates Limited..................................................                  5.00%       5.00%
Savoy Court Associates............................................................                  4.20%       4.20%
Scotch Lane Associates Limited Partnership........................................                  1.00%       1.00%
Scotch Lane Associates Limited Partnership........................................                  1.00%       1.00%
Sencit F/G Metropolitan Associates................................................                  1.00%       1.00%
Sencit Jacksonville Company, Limited..............................................                  5.85%       5.85%
Sencit Lebanon Company............................................................                  6.00%       6.00%
Sencit Towne House LP.............................................................                  9.90%       9.90%
Sherman Terrace Associates........................................................                 11.00%      11.00%
Shoreview Apartments..............................................................                  6.00%       6.00%
Site 10 Community Alliance Associates Limited Partnership.........................                  4.50%       4.50%

Sleepy Hollow Apartments Limited Partnership*.....................................      51.00%      1.00%      52.00%

Snap IV Limited Partnership.......................................................                  1.02%       1.02%
SNI Development Company Limited Partnership.......................................                  5.85%       5.85%
South Hiawassee Village Limited...................................................                  5.00%       5.00%
South Mountain Terrace Limited....................................................                  5.00%       5.00%
Southmont Apartments..............................................................                 16.00%      16.00%
Southridge Apartments Limited Partnership.........................................                  1.00%       1.00%
Southward Limited Partnership.....................................................                  1.00%       1.00%
Southwest Affordable Housing Fund II Limited Partnership..........................                 21.67%      21.67%
Spring Bright Limited Partnership.................................................                  3.20%       3.20%
Spring Meadow Limited Partnership.................................................                  1.00%       1.00%
Spruce Limited Partnership........................................................                  1.00%       1.00%
Spuce Palm Limited Partnership....................................................                  1.00%       1.00%
St. Nicholas Associates Limited Partnership.......................................                  6.00%       6.00%
Stafford Apartments Limited Partnership...........................................                 24.50%      24.50%


* Majority-Owned Partnership

                                                                                     Limited   General       Total
                                                                                     Partner   Partner     Ownership
PARTNERSHIP NAME                                                                     Interest  Interest    Interest
----------------------------------------------------------------------------------  ---------  ---------  -----------
Standart Woods Associates Limited LP..............................................                  1.00%       1.00%
Stock Island Limited Partnership..................................................                 11.83%      11.83%
Storey Manor Associates Limited Partnership.......................................                  5.00%       5.00%
Strawbridge Square Associates Limited Partnership.................................                  5.00%       5.00%
Summersong Townhouse Limited Partnership..........................................                  5.00%       5.00%
Sunrise Associates Limited Partnership............................................                  5.00%       5.00%
Sunset Plaza Apartments...........................................................                  1.00%       1.00%
Susquehanna View LP...............................................................                  9.90%       9.90%
Tamarac Pines II Limited Partnership..............................................                  5.00%       5.00%
Tamarac Pines Limited Partnership.................................................                  5.00%       5.00%

Tara Bridge Limited Partnership*..................................................      76.01%      1.00%      77.01%

Taunton Green Associates..........................................................                  4.00%       4.00%
Taunton II Associates.............................................................                  1.00%       1.00%
Texas Affordable Housing Investment Fund I LP.....................................                  1.00%       1.00%

Texas Affordable Housing Investment Fund II*......................................                100.00%     100.00%
The Crossings II Limited Partnership*.............................................       1.00%     89.00%      90.00%

The Meadows Apartments Limited....................................................                  5.00%       5.00%
The National Housing Partnership-I................................................                  1.00%       1.00%
The National Housing Partnership-II...............................................                  1.00%       1.00%
The National Housing Partnership-III..............................................                  1.00%       1.00%
The Oak Park Partnership..........................................................      11.07%      1.00%      12.07%
The Rogers Park Partnership.......................................................                  6.00%       6.00%
Tiffany Rehab Associates Limited Partnership......................................                  4.00%       4.00%
Timberlake Apartments Limited Partnership.........................................                  2.41%       2.41%
Timuquana Park Associates.........................................................                  5.00%       5.00%
Tinker Creek Limited Partnership..................................................                  1.00%       1.00%
Tompkins Terrace Associates.......................................................                 41.00%      41.00%
Town North, a Limited Partnership.................................................                  1.00%       1.00%
Townview Towers I Partnership, Limited............................................                  1.00%       1.00%
Treeslope Apartments, a Limited Partnership.......................................                  4.10%       4.10%
Trinity Hills Village Apartments Limited Partnership..............................                  1.00%       1.00%
Trinity Towers 14th St Associates Limited Partnership.............................                  5.00%       5.00%
Tumast Associates.................................................................                  4.85%       4.85%
Twin Gables Associates Limited Partnership........................................                  1.00%       1.00%
Twin Towers Associates............................................................                  5.00%       5.00%
Two Bridges Associates Limited Partnership........................................                 30.56%      30.56%
Tyee Associates...................................................................                  1.00%       1.00%
Unied Housing Partners Elmwood Limited............................................                  5.00%       5.00%
United Front Homes................................................................                  5.00%       5.00%
United Handicap Federation Apartments Associates..................................                 16.00%      16.00%
United House Associates...........................................................                  5.00%       5.00%
United Housing Partners Morristown Limited Partnership............................                  5.00%       5.00%
United Housing Partners Welch Limited.............................................                  5.00%       5.00%
United Housing Partners-Cuthbert Limited..........................................                  5.00%       5.00%
United Housing Partners Carbondale Limited........................................                  6.00%       6.00%
United Redevelopment Associates Limited Partnership...............................                  5.00%       5.00%
University Plaza Associates.......................................................                  6.00%       6.00%
Urbanizacion Maria Lopez Housng Company Limited Partnership.......................                  5.00%       5.00%


* Majority-Owned Partnership

                                                                                    Limited    General       Total
                                                                                    Partner    Partner     Ownership
PARTNERSHIP NAME                                                                    Interest   Interest    Interest
----------------------------------------------------------------------------------  ---------  ---------  -----------
Vantage '78 Limited Partnership...................................................                  4.00%       4.00%
Verdes Del Oriente................................................................                  5.00%       5.00%
Villa De Guadalupe Associates.....................................................                  4.90%       4.90%
Village Circle Apartments Limited Partnership.....................................                  5.00%       5.00%
Village Green Apartments Company Limited..........................................                  1.00%       1.00%
Village Green Limited Partnership.................................................                  1.00%       1.00%
Village Park II...................................................................                  6.00%       6.00%
Vineville Towers Associates Limited...............................................                  5.00%       5.00%
Vistas De San Juan Associates Limited Partnership.................................                  1.00%       1.00%
Vistula Heritage Village..........................................................                  5.00%       5.00%
Waico Apartments Associates Limited Partnership...................................                  5.00%       5.00%
Waico Phase II Associates Limited Partnership.....................................                  4.00%       4.00%
Waipahu Associates................................................................                  5.00%       5.00%
Walden Oaks Associates Limited Partnership........................................                  5.00%       5.00%
Walmsley Terrace Associates Limited Partnership...................................                  6.00%       6.00%
Walnut Hills Associates Limited...................................................                  5.00%       5.00%
Wash-West Properties..............................................................                  5.00%       5.00%
Washington Chinatown Associates Limited Partnership...............................                  8.13%       8.13%
Washington Manor Limited Partnership..............................................                  5.79%       5.79%
Washington Northgate Associates...................................................                  1.00%       1.00%
Washington Westgate Associates....................................................                  6.83%       6.83%
Waterman Limited Partnership......................................................                 17.05%      17.05%
Waters Towers Associates Limited Partnership......................................                  5.00%       5.00%
West Lake Arms Limited Partnership................................................                  1.00%       1.00%
Westgate Apartments...............................................................                  2.00%       2.00%
Westminister Limited Partnership..................................................                  5.00%       5.00%
Whitefield Place Limited Partnership..............................................                  5.00%       5.00%
Wigar, Limited....................................................................                  5.90%       5.90%

Windsor Crossing Limited Partnership SFJV*........................................                100.00%     100.00%

Wollaston Manor Associates........................................................                  1.00%       1.00%
Woodcrest Apartments Limited Partnership..........................................                  6.00%       6.00%
Woodmark Limited Partnership......................................................                  1.00%       1.00%
Woodside Village..................................................................                  1.00%       1.00%
Woodside Villas Of Arcadia Limited................................................                  5.00%       5.00%
Worcester Episcopal Housing Company...............................................                  5.00%       5.00%
Wyntre Brook Associates...........................................................                  1.00%       1.00%
Yadkin Associates Limited Partnership.............................................                  5.00%       5.00%


* Majority-Owned Partnership



20. SUBSEQUENT EVENT (UNAUDITED)

    On July 29, 1997, the Company confirmed its intention to sell its interests in approximately 65 individual real estate partnerships (collectively, the "Hall Portfolio") to other partners within the partnerships who are unaffiliated with the Company. The aggregate sale price for the Company's interests in the Hall Portfolio is $4,250,000, with no future recourse to the Company. The sale is subject to customary closing conditions and is expected to be completed by the end of 1997, although there can be no assurance that the sale will ultimately close. In the opinion of management, the sale of the Hall Portfolio will not have an adverse effect on the financial position of the Company.